EXHIBIT 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

_____________________________________________________________________

License Agreement

By And Between

Cullinan Therapeutics, Inc.

And

Chongqing Genrix Biopharmaceutical Co., Ltd.

(重庆智翔金泰生物制药股份有限公司)

_____________________________________________________________________

Table of Contents

1. DEFINITIONS AND INTERPRETATION 1

2. LICENSES; EXCLUSIVITY 21

3. GOVERNANCE 24

4. TECHNOLOGY TRANSFER & COOPERATION 26

5. DEVELOPMENT AND REGULATORY MATTERS 27

6. MANUFACTURING AND SUPPLY 34

7. COMMERCIALIZATION 34

8. FINANCIAL PROVISIONS 36

9. REPORTS AND PAYMENT TERMS 43

10. INTELLECTUAL PROPERTY RIGHTS 46

11. CONFIDENTIALITY 53

12. TERM AND TERMINATION 55

13. EFFECT OF TERMINATION 58

14. REPRESENTATIONS, WARRANTIES AND COVENANTS 61

15. INDEMNIFICATION; LIABILITY; INSURANCE 69

16. PUBLICATIONS AND PUBLICITY 72

17. GENERAL PROVISIONS 74

EXHIBITS AND SCHEDULES

exhibit A – Genrix patents

exhibit B – sample invoice

EXHIBIT C – [***]

EXHIBIT D – Non-Binding, Summary Development Plan – Territory

EXHIBIT E – Non-Binding, Summary Development Plan – Genrix Territory

SCHEDULE (A) – GR-1803

SCHEDULE (B) – [***]

SCHEDULE (C) – LOCAL BIOPHARMACEUTICAL COMPANIES

SCHEDULE (D) – INITIAL Genrix AID Trial Protocol

SCHEDULE (E) – INITIAL GENRIX AID TRIAL ICF

SCHEDULE (F) – DATA PACKAGES

SCHEDULE 4.1 – Genrix Materials

SCHEDULE 4.1(b) – Manufacturing Know-How

SCHEDULE 6.2 – Supplied GR-1803

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of this 4th day of June, 2025 (“Effective Date”), by and between Cullinan Therapeutics, Inc., a Delaware corporation, with offices located at 1 Main Street, Suite 1350, Cambridge, MA 02142 (“Cullinan”) and Chongqing Genrix Biopharmaceutical Co., Ltd. (重庆智翔金泰生物制药股份有限公司), a China corporation, with offices located at Block 2 Area A, No. 699 Maliu Ave. Ba’nan District, Chongqing, China (“Genrix”). Cullinan and Genrix are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Genrix owns or otherwise Controls Genrix Patents and Genrix Know-How;

WHEREAS, subject to the terms and conditions of this Agreement, Cullinan wishes to obtain, and Genrix wishes to grant, rights to Exploit Compounds and Products in the Field in the Territory; and

WHEREAS, subject to the terms and conditions of this Agreement, Genrix will retain the right to Develop, Manufacture, Commercialize and otherwise Exploit Products in the Genrix Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

1.
DEFINITIONS AND INTERPRETATION
1.1
Definitions. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

“Accounting Standards” means, with respect to either Party, its Affiliates or its or their licensees or sublicensees, United States Generally Accepted Accounting Principles, the IFRS (International Financial Reporting Standards) or such other similar national standards as such party adopts for financial reporting purchases, in each case, as generally and consistently applied throughout the party’s organization. Each Party shall promptly notify the other Party in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accounting principles.

“Act” shall have the meaning set forth in Section 5.2(g) (Compliance).

“Acquired IP” shall have the meaning set forth in Section 8.6(c)(ii).

“Additional Milestone” means any Clinical Trial-based Development Milestone or Regulatory Approval-based Development Milestone, in either case, for a second, third or fourth Indication.

“Affiliate” means, with respect to a Person, any other Person that now or hereinafter controls, is controlled by, controlling, or is under common control with that Person. For the purpose of this definition and the definition of “Significant Pharmaceutical Company”, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided, that such foreign investor has the same ability to cause the direction of the management or policies of such entity as provided in the preceding sentence.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Alliance Manager” shall have the meaning set forth in Section 3.1 (Alliance Managers).

“Annual Net Sales” means the aggregate Net Sales of Products in a given Calendar Year.

“Applicable Law” means any national, international, supra-national, federal, state or local laws, treaties, statutes, ordinances, rulings, rules and regulations, including any rules, regulations, guidance or guidelines, or requirements of any regulatory authorities, national securities exchanges or securities listing organizations, governmental authorities, courts, tribunals, agencies, legislative bodies and commissions that are in effect from time to time during the Term and applicable to a particular activity hereunder, including GCP, GMP, and GLP, as applicable.

“Auditor” shall have the meaning set forth in Section 9.4(b).

“Autoimmune Field” means any and all indications and uses in humans and animals related to the diseases or conditions listed in Schedule (B) ([***]).

“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

“BCMA” means [***]

“Binding Sequence” means, with respect to an antibody and a Target to which it is Directed, each amino acid sequence of each complementarity-determining region (CDR) of such antibody that effectuates the binding of such antibody to or modulation of such Target.

“Biosimilar Product” means, with respect to a Product and on a country-by-country basis, a product (a) that is sold in such country by a Third Party (other than a Sublicensee) and is not purchased or acquired in a chain of distribution that included Cullinan or any of its Affiliates or Sublicensees, and (b) (i) whose licensing, approval or marketing authorization, or whose application for such licensing, approval or marketing authorization, in each case, with an applicable Regulatory Authority in such country, relies in whole or in part on a prior approval, licensing or marketing authorization granted with respect to such Product, (ii) whose licensing, approval or marketing authorization, or whose application for such licensing, approval or marketing authorization, in each case, with an applicable Regulatory Authority in such country, relies in whole or in part on any data generated in support of a prior approval, licensing, or marketing authorization granted with respect to such Product in such country, or (iii) that is determined by the FDA (or an equivalent foreign Regulatory Authority thereof) to be biosimilar to or interchangeable with such Product after the grant of the Regulatory Approval for such Product in the United States (or such foreign country), as set forth at 42 U.S.C. § 262(k) (or foreign equivalent thereof).

“BLA” means a Biologics License Application as defined in the Act and the regulations promulgated thereunder or any other application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the Applicable Law and filed with the Regulatory Authority of such country or group of countries.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed, as the case may be, in Cambridge, Massachusetts or Chongqing, China.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first such three (3)-month period thereafter; and (b) the final Calendar Quarter of the Term shall extend from the first day of such three (3)-month period until the last day of the Term.

“Calendar Year” means a period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided, that: (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of that year; and (b) the final Calendar Year of the Term shall commence on January 1 and end on the last day of the Term.

“CD3” means [***]

“CDA” means that certain Mutual Confidential Disclosure Agreement, by and between Genrix and Cullinan, effective August 27, 2024.

“Centralized Approval Procedure” means the procedure through which a BLA filed with the EMA results in a single marketing authorization valid throughout the European Union.

“Change of Control” means, with respect to a Party, any of the following events: (a) any Third Party (or group of Third Parties acting in concert through one or more transactions or series of transactions) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock or other voting securities (or other equity interests) then outstanding of such Party normally entitled to vote in elections of directors or other similar governing body; (b) such Party consolidates with or merges into another corporation or other entity (whether directly or indirectly, including as a result of a merger or consolidation of a parent entity), or any corporation or other entity consolidates with or merges into such Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock or other voting securities outstanding of the surviving entity normally entitled to vote in elections of directors or other similar governing body is not held by the parties holding at least fifty percent (50%) of the outstanding stock or other voting securities of such Party preceding such consolidation or merger; (c) such Party conveys, transfers or otherwise divests in one (1) or more transactions all or substantially all of its assets to any Third Party; or (d) an entry into any other arrangement or agreement whereby a Third Party (or a group of Third Parties acting in concert) obtains the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Party.

“Chinese Regulatory Procedures” shall have the meaning set forth in Section 14.6 (Chinese Regulatory Procedures).

“Claim” means any demand, claim, action, litigation, arbitration or other proceeding.

“Clinical Trial” or “Clinical Trials” means a Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial, bridging studies, post-marketing studies, investigator-initiated trials or such other study in humans that is conducted in accordance with GCP and is designed to generate data in support or maintenance of a BLA or other equivalent marketing application applicable in a country or other jurisdiction.

“Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

“Combination Product” means a Product that is (a) sold in the form of a combination that contains or comprises a Compound together with one or more other therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price); (b) sold for a single invoice price in the form of a combination that contains or comprises a Compound together with any (i) delivery device, (ii) companion diagnostic related to any Product, or (iii) product other than the Compound (such additional therapeutically active pharmaceutical agent and each of (i)-(iii), an “Other Component”); or (c) defined as a “combination product” by the FDA pursuant to 21 C.F.R. § 3.2(e) or its foreign equivalent.

“Commercialize” or “Commercialization” means all activities directed to marketing, promoting, distributing, pricing, market access, importing, exporting, offering to sell or selling a product or conducting other commercialization, and interacting with Regulatory Authorities or other Governmental Authorities regarding any of the foregoing, including seeking any Pricing and Reimbursement Approval, but excluding any activities directed to Development and Manufacturing.

“Commercially Reasonable Efforts” means, (a) with respect to the efforts to be expended by a Party with respect to any objective under this Agreement (other than Section 5.1(c) (Development Diligence) or Section 7.1(b) (Diligence to Achieve First Commercial Sale)), [***] and (b) with respect to the efforts set forth in Section 5.1(c) (Development Diligence) and Section 7.1(b) (Diligence to Achieve First Commercial Sale), [***].

“Competing Product” means [***].

“Competing Program” shall have the meaning set forth in Section 2.4(c) (Competing Program Exception).

“Completion of the Genrix AID Trial” means Cullinan’s receipt from Genrix of the (a) the Final Follow-Up Data Package pursuant to Section 5.1(b)(ii)(C) (Delivery of Final Data Packages) and (b) final clinical study report for the Genrix AID Trial pursuant to Section 5.2(f)(i) (By Genrix to Cullinan).

“Compound” means (a) the compound known as GR-1803 (a bispecific antibody simultaneously binding to CD3 and BCMA), as identified in Schedule (A) (“GR-1803”); and (b) [***].

“Compound Binding Sequence” means [***].

“Conditional Regulatory Approval” means, with respect to a product, Regulatory Approval that requires, as a condition of such approval, any additional (or a continuation of) Clinical Trial(s) for such product in order to obtain further safety or efficacy data, including (a) accelerated Regulatory Approval in accordance with 21 CFR § 314.500 et seq. by the FDA in the United States, (b) conditional Regulatory Approval in accordance with Commission Regulation (EC) No 507/2006 by the EMA in the European Union, or (c) conditional Regulatory Approval in accordance with PSEHB/PED Notification No. 1020-1 by the applicable Regulatory Authority in Japan.

“Confidential Information” means all Know-How and other proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates (the “Disclosing Party”) has supplied or otherwise made available to the other Party or any of its Affiliates (the “Recipient Party”), whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs, information or formulae in relation to this Agreement. Notwithstanding the foregoing: both Parties shall be deemed as the Recipient Party (a) for all Genrix Know-How that relates specifically to any Compound or Product; and (b) with respect to the existence of, and the terms and conditions of, this Agreement.

“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the possession of the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Know-How, Patent Rights, or intellectual property rights to the other Party, or to otherwise disclose such proprietary or trade secret information to the other Party, without breaching the terms of any agreement with any Third Party.

“Cover” means, with respect to a given product (or component thereof or process or method relating thereto) and Patent Right, that a claim of such Patent Right would, absent a license thereunder or ownership thereof, be infringed by the making, having made, use, sale, offer for sale or importation of such product or component or the practice of such process or method, and for purposes of determining such infringement, considering claims of pending patent applications as claims as if they have already been issued without modification.

“Cullinan” shall have the meaning set forth in the preamble of this Agreement.

“Cullinan Indemnitees” shall have the meaning set forth in Section 15.1 (Indemnification by Genrix).

“Cullinan Reversion Know-How” means any Know-How that (a) is owned or otherwise Controlled by Cullinan or any of its Affiliates as of the effective date of the applicable termination of this Agreement and (b) [***].

“Cullinan Reversion Patents” means any Patent Right that (a) is owned or otherwise Controlled by Cullinan or any of its Affiliates as of the effective date of the applicable termination of this Agreement and (b) [***].

“Cullinan Reversion Technology” means the Cullinan Reversion Know-How, Cullinan Reversion Patents, and Cullinan’s and its Affiliates’ interest in Joint Inventions, Joint Know-How and Joint Patents.

“Data” means any and all scientific, technical and test data pertaining to any Compound or Product, including research data, safety data, tolerability data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), non-clinical data, safety and pharmacovigilance data, Clinical Trial data or submissions made in association with an IND or BLA with respect to any Compound or Product.

“Data Security and Privacy Laws” means all Applicable Law relating to the privacy, Processing or security of Personal Data.

“Debarred Person” shall have the meaning set forth in Section 14.1(f).

“Develop” or “Development” means all Research and development activities for any product, including assay development and toxicology, formulation, statistical analysis, Clinical Trials and the preparation, filing and prosecution of BLAs for such product, as well as all regulatory affairs, communications and activities related to any of the foregoing. “Development” excludes Manufacture and Commercialization.

“Development Milestone Payments” means the payments to be made by Cullinan to Genrix upon the achievement of the corresponding Development Milestones as set forth in Section 8.3(a) (Development Milestones).

“Development Milestones” means the milestones relating to Development of a Product as set forth in Section 8.3(a) (Development Milestones).

“Development Report” shall have the meaning set forth in Section 5.1(e) (Development Reports).

“Directed To” means, with respect to any molecule, compound or other agent and any Target, such molecule, compound or other agent binds to, targets or otherwise modulates such Target; provided, that any molecule, compound or other agent is not “Directed To” any Target if it has no pharmacologically relevant activity with respect to such Target (even if such molecule, compound or other agent incidentally binds such Target).

“Disclosing Party” shall have the meaning set forth in the definition of Confidential Information.

“Dispute” shall have the meaning set forth in Section 17.6(b).

“Disqualified Person” shall have the meaning set forth in Section 14.1(f).

“Distributor” means any Third Party appointed by Cullinan or any of its Affiliates or Sublicensees to distribute, market or sell Product(s), with or without packaging rights, in one or more countries in the Territory, in circumstances where such Third Party purchases its requirements of Product(s) from Cullinan or its Affiliates or Sublicensees but does not otherwise make any royalty, profit-share or other payment to Cullinan or its Affiliates with respect to its intellectual property rights with respect to such Product(s). For clarity, payment for the purchase of such Product(s) shall not constitute any royalty, profit-share or other payment with respect to Cullinan’s or its Affiliates’ intellectual property rights.

“Divestiture” means, with respect to a Competing Program, the divestiture of all rights to such Competing Program through: (a) an outright sale or assignment of all rights in such Competing Program to a Third Party; (b) an exclusive out-license to a Third Party of all Development, Commercialization, and other Exploitation rights with respect to such Competing Program, with no ongoing rights or obligations to conduct or fund any Development, Commercialization or other Exploitation activities with respect to such Competing Program (other than rights to (i) receive license fees, milestone payments and royalties and any other payments, (ii) receive standard reports and information relevant to such payments or the counterparty’s compliance with the relevant agreements effectuating such Divestiture and (iii) the right to enforce customary terms and conditions contained in the relevant agreements effectuating such Divestiture); or (c) a combination of the transactions contemplated by the foregoing sub-clauses (a) and (b). When used as a verb, “Divest” means to cause or have caused a Divestiture.

“Effective Date” shall have the meaning set forth in the Preamble.

“EMA” means the European Medicines Agency or any successor entity thereto.

“Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“Enforcing Party” shall have the meaning set forth in Section 10.3(d) (Cooperation).

“European Major Markets” means France, Germany, Italy, Spain, and the United Kingdom.

“European Regulatory Approval” means [***].

“European Union” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

“Existing Genrix Patent” means any Genrix Patent set forth on Exhibit A as of the Effective Date and any Patent Right claiming priority thereto.

“Exploit” means, with respect to a compound or product, to Develop, have Developed, use, have used, perform or have performed medical affairs activities with respect to, Commercialize or have Commercialized, Manufacture, have Manufactured, or otherwise exploit such compound or product. “Exploitation” and “Exploiting” will be construed accordingly.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“Field” means any and all indications and uses, including the diagnosis, prophylaxis, treatment or palliation of any diseases, disorders or conditions in humans and animals.

“Final Checkpoint” means, with respect to the Genrix AID Trial, [***] in accordance with the Genrix AID Trial Protocol.

“Final Data Package” means the Data and other deliverables set forth on Schedule (F) (Data Packages) with respect to [***] as of the Final Checkpoint.

“Final Follow-Up Data Package” means the Data and other deliverables set forth on Schedule (F) (Data Packages) with respect to [***].

“First Commercial Sale” means the first sale of a Product by Cullinan, its Affiliate, or a Sublicensee to a Third Party for monetary value for use or consumption by an end user in a country following Regulatory Approval for the sale of such Product in such country. Sales prior to receipt of Regulatory Approval for such Product, as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” (including as part of a named patient program or single patient program) or for similar purposes in accordance with Applicable Law pertaining to any expanded access program or indigent program, in each case, shall not be construed as a First Commercial Sale. First Commercial Sale also excludes transfers of Product to Third Parties as bona fide samples, as donations, or for the performance of Clinical Trials.

“Force Majeure” shall have the meaning set forth in Section 17.7 (Force Majeure).

“FPFD” shall have the meaning set forth in Section 8.3(a) (Development Milestones).

“FTE” means the equivalent of the work of one duly qualified full-time employee of Genrix for one year (consisting of a total of [***] hours per year) carrying out work directly related to the applicable activity conducted hereunder. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Genrix for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work conducted under this Agreement during such accounting period by the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year; provided, that in no event shall indirect personnel (including support functions such as managerial, financial, legal or business development) constitute FTEs.

“FTE Costs” means the cost of Genrix’s employees based on the time incurred at performing work under this Agreement at the then-applicable FTE Rate.

“FTE Rate” means [***] per FTE per Calendar Year, pro-rated for the period beginning on the Effective Date and ending on December 31, 2026. [***].

“GCP” means (a) the then-current good clinical practice standards for Clinical Trials for pharmaceutical products, as set forth in the Act or other Applicable Law, including the ICH E6 Good Clinical Practice: Consolidated Guidance, and applicable provisions of the Act and implementing regulations at 21 C.F.R. Parts 50, 54, and 56, and (b) such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other countries for which the applicable pharmaceutical product is intended to be developed.

“Genrix” shall have the meaning set forth in the preamble of this Agreement.

“Genrix AID Trial” means the [***] Clinical Trial of GR-1803 to be conducted by Genrix in the Genrix Territory in accordance with this Agreement and the Genrix AID Trial Protocol.

“Genrix AID Trial Activities” means the activities undertaken by or on behalf of Genrix or its Affiliates in conducting the Genrix AID Trial.

“Genrix AID Trial HGR Filing” shall have the meaning set forth in Section 14.7 (HGR Approvals).

“Genrix AID Trial ICF” means the form of informed consent attached as Schedule (E) (Initial Genrix AID Trial ICF), as amended from time to time in accordance with this Agreement.

“Genrix AID Trial Protocol” means the Clinical Trial protocol set forth on Schedule (D) (Initial Genrix AID Trial Protocol), as amended from time to time in accordance with this Agreement.

“Genrix AID Trial Protocol Amendments” shall have the meaning set forth in Section 3.2(b) (Specific Responsibilities).

[***].

“Genrix Indemnitees” shall have the meaning set forth in Section 15.2 (Indemnification by Cullinan).

“Genrix Know-How” means all Know-How owned or otherwise Controlled by Genrix or any of its Affiliates as of the Effective Date or at any time during the Term, which Know-How is necessary or reasonably useful for the Exploitation of Compounds or Products in the Field in the Territory. Notwithstanding the foregoing, Genrix Know-How excludes Joint Know-How.

“Genrix Materials” means any assays, biological substances (and any constituents, progeny, mutants, derivatives, or replications thereof or therefrom), chemical compounds, or other tangible materials, owned or otherwise Controlled by Genrix or any of its Affiliates.

“Genrix Patents” means all Patent Rights that are owned or otherwise Controlled by Genrix or any of its Affiliates as of the Effective Date or at any time during the Term that Cover the Exploitation of Compounds or Products in the Field. Notwithstanding the foregoing, Genrix Patents exclude Joint Patents.

“Genrix Technology” means the Genrix Know-How, Genrix Patents, and Genrix’s and its Affiliates’ interest in Joint Inventions, Joint Know-How and Joint Patents.

“Genrix Territory” means the PRC.

“Global Safety Database” shall have the meaning set forth in Section 5.4 (Global Safety Database).

“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or equivalent regulatory standards in jurisdictions outside the United States.

“GMP” means the then-current good manufacturing practices as specified in (a) the Act and its implementing regulations, including, but not limited to, 21 C.F.R. Parts 210 and 211, (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, (c) ICH Guideline

Q7, or (d) equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of Manufacture in a jurisdiction other than the United States or the European Union.

“Government Change of Control” means any transaction, action, or other occurrence pursuant to which any Governmental Authority in the PRC obtains the ability to direct or control Genrix or its operations.

“Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

“GR-1803” shall have the meaning set forth in the definition of Compound.

“HGR Approval” means, with respect to any HGR Filing, obtaining from the NHC or applicable Regulatory Authority approval, clearance or confirmation, as applicable, for such HGR Filing.

“HGR Filings” means all filings or applications for approvals, certificates or other clearances from the NHC and any successor agency thereto, or any Regulatory Authority having substantially the same function, that are necessary for Genrix or any of its Affiliates to disclose to, transfer to or share with a “foreign party” any “Chinese human genetic resource information” or “Chinese human genetic resource materials,” with each of the foregoing terms as defined in the PRC Regulation on the Administration of Human Genetic Resources (人类遗传资源管理条例) and currently effective implementing rules, guidelines, and question and answer documents issued by the applicable Governmental Authorities. For clarity, HGR Filings include any amendments to approvals for international collaborations and data back-up confirmations and record filings for data transfer to foreign parties.

“HGR Regulations” means the PRC Regulation on the Administration of Human Genetic Resources promulgated by the State Council of China and currently effective implementing rules, guidelines, and question and answer documents issued by the applicable Governmental Authorities, as may be amended from time to time.

“IND” means an Investigational New Drug application in the U.S. filed with the FDA or the equivalent application required to commence Clinical Trials for the investigation of pharmaceutical products in any other country or group of countries, as defined in the Applicable Law and filed with the Regulatory Authority of such country or group of countries.

“Indemnification Claim Notice” shall have the meaning set forth in Section 15.3(b).

“Indemnified Party” shall have the meaning set forth in Section 15.3(b).

“Indemnifying Party” shall have the meaning set forth in Section 15.3(b).

“Indication” means, with respect to a Product, a use to which such Product is intended to be put for the treatment, prevention or cure of a distinct recognized disease or condition, or of a manifestation of a recognized disease or condition, or for the relief of symptoms associated with a recognized disease or condition.

For clarity, (a) in order for FPFD of a Clinical Trial of a Product for a given Indication to constitute a new Indication triggering achievement of an Additional Milestone, [***] and (b) in order for Regulatory Approval of a Product for a given Indication to constitute a new Indication triggering achievement of an Additional Milestone [***].

“Indirect Tax” shall have the meaning set forth in Section 9.3(b) (Indirect Taxes).

“Initial Technology Transfer” shall have the meaning set forth in Section 4.1(a) (Initial Technology Transfer).

“Insolvency Event” shall have the meaning set forth in Section 12.2(b) (Termination for Insolvency).

“Interim Checkpoint” means, with respect to the Genrix AID Trial, [***].

“Interim Data Package” means the Data and other deliverables set forth on Schedule (F) (Data Packages) with respect to [***].

“Interim Follow-Up Data Package” means the Data and other deliverables set forth on Schedule (F) (Data Packages) with respect to [***].

“Invention” means any invention, discovery or other Know-How that is discovered, generated, conceived or reduced to practice by or on behalf of a Party or its Affiliates or its or their licensees or sublicensees through activities conducted under this Agreement, including all right, title and interest in and to the intellectual property rights thereof, including Patent Rights, therein and thereto.

“Inventor Compensation Claims” shall have the meaning set forth in Section 10.1(e)(ii).

“Japanese Regulatory Approval” means receipt of both (a) Regulatory Approval of a Product by the applicable Regulatory Authority in Japan and (b) Pricing and Reimbursement Approval of such Product in Japan.

“JCC” or “Joint Coordination Committee” shall have the meaning set forth in Section 3.2(a) (Formation).

“Joint Inventions” shall have the meaning set forth in Section 10.1(a).

“Joint Know-How” shall have the meaning set forth in Section 10.1(a).

“Joint Patents” shall have the meaning set forth in Section 10.1(a).

“Know-How” means any and all proprietary commercial, technical, scientific and other types of data (including datasets), documents, information, results, conclusions, inventions (whether patentable or not), discoveries, know-how, technology, protocols, practices, skill, experience, assays, methods, processes, formulae, instructions, techniques, designs, drawings or specifications (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, preclinical, clinical, safety, manufacturing and quality control data and information).

“Knowledge” of a Party means the knowledge of such Party or its Affiliates and all knowledge that was, or would reasonably have been expected to be, obtained by such Party or Affiliates after reasonable inquiry, which, with respect to [***].

“Losses” means any and all losses, liabilities, costs, damages and expenses, including reasonable attorneys’ fees and costs and costs of investigation, defense or enforcement, as applicable.

“Made Available” means, with respect to any information, document or other material, that such information, document or material was made available for review as of 11:00 a.m. (Eastern Time) at least [***] in the electronic data room entitled “[***]” at idealsvdr.com created by or on behalf of Genrix for purposes of this Agreement and the transactions contemplated hereunder.

“Manufacture” or “Manufacturing” means, with respect to a compound or product, activities directed to the sourcing and purchasing of materials, producing, manufacturing, processing, compounding, filling, finishing, packing, packaging, packaging development, labeling, leafleting, test method development and stability testing, technical development, quality assurance/quality control development, quality assurance, quality control testing and release, shipping, storage, and sample retention of such compound or product, but excluding any activities directed to Development.

“Manufacturing Technology Transfer” shall have the meaning set forth in Section 4.1(b) (Manufacturing Technology Transfer).

“Manufacturing Technology Transfer Agreement” shall have the meaning set forth in Section 4.1(b) (Manufacturing Technology Transfer).

“Maximum Fair Price” shall have the meaning set forth in Section 1191(c)(3) of the Social Security Act.

“Medicare Price” means, in respect of a Product, the average negotiated price (as defined in Section 1860D-2(d) of the Social Security Act) under prescription drug plans or MA-PD plans for such Product during the plan year immediately prior to the Initial Price Applicability Year (as defined in Section 1191(b)(1) of the Social Security Act).

“Milestone Payments” means the Development Milestone Payments and Sales Milestone Payments.

“Milestones” means the Development Milestones and Sales Milestones.

“[***] Patents” means all [***].

“Multi-Specific Compound” shall have the meaning set forth in the definition of Compound.

“Net Sales” means [***]:

[***].

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a) to (g) above, such item may not be deducted more than once. It is understood that any accruals for individual items reflected in Net Sales are periodically (at least quarterly) trued up and adjusted by each Selling Party consistent with its customary practices and in accordance with Accounting Standards.

[***].

“Neutral Auditor” shall have the meaning set forth in Section 9.4(d).

“NHC” means the National Health Commission of the PRC.

“NMPA” means the National Medical Products Administration of the PRC or any successor entity thereto.

“Other Component” shall have the meaning set forth in the definition of “Combination Product”.

“Other Genrix Patents” shall have the meaning set forth in the definition of “Product-Specific Patents”.

“Party” and “Parties” shall have the meaning set forth in the preamble of this Agreement.

“Patent Challenge” shall have the meaning set forth in Section 12.2(e) (Termination by Genrix for Patent Challenge).

“Patent Infringement Claim” shall have the meaning set forth in Section 10.4(a) (Notification).

“Patent Rights” means any and all national, regional and international patents and patent applications, including all provisional and non-provisional applications, priority applications, patent cooperation treaty (PCT) applications, divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, restorations, revalidations, supplemental protection certificates, utility models, design patents and the like of any of the foregoing, and foreign equivalents of any of the foregoing.

“Permitted Genrix Territory License Agreement” means an agreement entered into pursuant to and in accordance with Section 2.2(c)(i) under which:

[***].

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

“Personal Data” means (a) all information relating to an identified or identifiable individual (个人信息), including pseudonymized (key-coded) Data containing any such information; and (b) any other information that is governed, regulated or protected by one or more Data Security and Privacy Laws. For clarity, Personal Data does not include any anonymized data or information.

“Pharmacovigilance Agreement” shall have the meaning set forth in Section 5.3 (Pharmacovigilance).

“Phase 1 Clinical Trial” means, with respect to a Product, a clinical study in human subjects, the principal purpose of which is to determine the safety, tolerability, pharmacological activity or pharmacokinetics in humans, including at increasing doses, as described in 21 C.F.R § 312.21(a) or an equivalent clinical study in a country other than the United States. For clarity, a clinical study that otherwise would constitute a Phase 1 Clinical Trial shall be deemed a Phase 1 Clinical Trial (and not a Phase 2 Clinical Trial) notwithstanding that it may include an exploratory preliminary determination of efficacy.

“Phase 2 Clinical Trial” means, with respect to a Product, a clinical study in human subjects, the principal purpose of which is a statistical determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of a Phase 3 Clinical Trial, as described in 21 C.F.R. § 312.21(b) or an equivalent clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.

“Phase 3 Clinical Trial” means, with respect to a Product, a clinical study in human subjects that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such Product in the dosage range to be prescribed, in a manner sufficient to obtain Regulatory Approval to market such Product in patients having the disease or condition being studied, as described in 21 C.F.R. § 312.21(c) or an equivalent clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.

“Pivotal Trial” means, with respect to a Product, any (a) Phase 3 Clinical Trial, or (b) other Clinical Trial (or any arm thereof) in humans of such Product, [***].

“PRC” means the People’s Republic of China, including the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“Price Applicability Period” shall have the meaning set forth in Section 1191(b)(2) of the Social Security Act.

“Pricing and Reimbursement Approvals” means, in any country where a governmental agency or authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

“Privacy and Security Obligations” shall have the meaning set forth in Section 14.2(cc).

“Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage (including hosting), adaptation or alternation, retrieval, consultation, use, transfer (whether within or outside of the PRC), disclosure by transmission, dissemination, or otherwise making available, alignment or combination, blocking, erasure, or destruction.

“Product” means any product containing a Compound as an active pharmaceutical ingredient alone or in combination with one or more additional active ingredients, in any and all dosage forms, presentations, formulations and dosage strengths.

“Product Marks” shall have the meaning set forth in Section 10.7 (Trademarks).

“Product-Specific Patents” means all Patent Rights included in the Genrix Technology that specifically claim or otherwise disclose a Compound or Product (or combination thereof), or the Exploitation of any of the foregoing. The (a) Product-Specific Patents (other than [***] Patents), (b) [***] Patents, and (c) Genrix Patents that are not Product-Specific Patents (“Other Genrix Patents”), in each case, existing as of the Effective Date, are listed in Exhibit A, Part 1 (Product-Specific Patents (Other Than [***] Patents)), Exhibit A, Part 2 ([***] Patents) and Exhibit A, Part 3 (Other Genrix Patents), respectively, and Genrix shall update the Product-Specific Patents (other than [***] Patents), [***] Patents and Other Genrix Patents, as applicable, in Exhibit A as necessary from time to time to reflect the then-current Product-Specific Patents (other than [***] Patents), [***] Patents and Other Genrix Patents.

“Publications” shall have the meaning set forth in Section 16.1(a).

“Quality Agreement” shall have the meaning set forth in Section 6.3 (Quality Agreement).

“Recipient Party” shall have the meaning set forth in the definition of Confidential Information.

“Regulatory Approval” means, with respect to a product in any country or jurisdiction, all approvals, registrations, licenses or authorizations from a Regulatory Authority in such country or other jurisdiction that are necessary to market and sell such product in such country or jurisdiction, excluding all Pricing and Reimbursement Approvals.

“Regulatory Authority” means, with respect to a given country or jurisdiction, any governmental agency or authority responsible for granting Regulatory Approvals for products or approvals for conducting clinical trials or manufacturing products in such country or jurisdiction, including the FDA, EMA and any corresponding national or regional regulatory authorities.

“Regulatory Documentation” means all (a) applications (including all Regulatory Filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals) submitted to or received from Regulatory Authorities, (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotional documents, adverse event files, and complaint files, and (c) Data disclosed in any of the foregoing, in each case ((a), (b) and (c)) relating to any Compound or Product.

“Regulatory Exclusivity Period” means, with respect to a Product in any country or jurisdiction in the Territory, [***].

“Regulatory Filings” means, with respect to a Compound or a Product, any submission to a Regulatory Authority of any regulatory application or filing with respect to such Compound or Product, including any submission to or filing with a regulatory advisory board, marketing authorization application and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND or BLA.

“Remedy Dispute” shall have the meaning set forth in Section 12.4(c).

“Research” means all research and discovery activities, including molecular biology, biochemistry, and pre-clinical pharmacology, in vitro assays, and in vivo assays, the identification of new biological agents, and activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, cell line development, pre-clinical development or pre-clinical studies of drug candidates and products. “Research” excludes Manufacture and Commercialization.

“Respective Territory” means (a) with respect to Cullinan and its Affiliates and Sublicensees, the Territory, and (b) with respect to Genrix, its Affiliates and permitted Genrix licensees, the Genrix Territory.

“Restricted Persons” shall have the meaning set forth in Section 14.2(y).

“Reversion Compensation Dispute” shall have the meaning set forth in Section 13.2(a) (Reversion License).

“Reversion Product” means any Terminated Product that is [***].

“Royalty Term” shall have the meaning set forth in Section 8.5(b) (Royalty Term).

“Sales & Royalty Report” means, with respect to a given period, a written report or reports (a) showing, in USD, (i) the Net Sales and a calculation of the royalties payable which shall have accrued hereunder with respect to the Net Sales of each Product (including the currency conversion rates in accordance with Section 9.2 (Currency; Offsets)) in the Territory, on a country-by-country basis and (ii) the aggregate Calendar Year to-date Net Sales, in each case ((i) and (ii)), during such period by the Selling Parties, and (b) identifying any Sales Milestone that was achieved during such period.

“Sales Milestone Payments” means the payments to be made by Cullinan to Genrix upon the achievement of the corresponding Sales Milestones as set forth in Section 8.3(b) (Sales Milestones).

“Sales Milestones” means the milestones relating to Net Sales of the Product as set forth in Section 8.3(b) (Sales Milestones).

“Sanctioned Territory” shall have the meaning set forth in Section 14.2(y).

“SDN List” shall have the meaning set forth in Section 14.2(y).

“Segregate” means, with respect to a Competing Program, to segregate the Development, Commercialization and other Exploitation activities relating to such Competing Program from the Exploitation of Compounds or Products under this Agreement, including [***].

“Selected Drug” means a drug selected under the Drug Price Negotiation Program, as described in Section 1192 of the Social Security Act.

“Selling Party” shall have the meaning set forth in the definition of “Net Sales”.

“Senior Officers” means, for Cullinan, its Chief Executive Officer, and for Genrix, its Chief Executive Officer, in each case, or designees with similar authority thereto.

“SIAC” shall have the meaning set forth in Section 17.6(b).

“SIAC Rules” shall have the meaning set forth in Section 17.6(b).

[***].

“Significant Pharmaceutical Company” means at any given time, (a) [***] or (b) any biopharmaceutical company listed on Schedule (C) (Local Biopharmaceutical Companies) and their controlled Affiliates.

[***].

“Social Security Act” means the Social Security Act of 1935 as set forth in Title 42, Chapter 7 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Standard Contract” means a ‘standard contract’ issued by the Cyberspace Administration of China pursuant to the Measures for the Standard Contract for Outbound Cross-border Transfer of Personal Information (个人信息出境标准合同办法) in effect from June 1, 2023.

“Sublicensee” means a Third Party, other than a Distributor or subcontractor of Cullinan or its Affiliates, that is granted a sublicense by Cullinan, its Affiliate or another sublicensee under the grants in Section 2.1(a) (License for the Territory), Section 2.1(b) (License for the Genrix Territory) or Section 5.2(e) (Right of Reference) as provided in Section 2.3(a) (Sublicense Rights), [***].

“Supplied GR-1803” shall have the meaning set forth in Section 6.2 (Provision of GR-1803).

“Target” means a protein (including any post-translationally modified form) that is the product of a specific gene, identified by its GenBank accession number or by its DNA sequence, and including any mutants, isoforms, variants, or derivatives thereof.

“Term” shall have the meaning set forth in Section 12.1 (Term).

“Terminated Product” means: (a) in the case of termination of this Agreement with respect to a Product pursuant to Section 12.2 (Termination), the Product subject to such termination; (b) in the case of termination of this Agreement with respect to a country pursuant to Section 12.2 (Termination), all Products in the country subject to such termination; and (c) in the case of termination of this Agreement in its entirety, all Products in all countries in the Territory. Any country with respect to which this Agreement is terminated is referred to herein as a “Terminated Territory”.

“Terminated Territory” shall have the meaning set forth in the definition of “Terminated Product”.

“Territory” means all countries and regions in the world excluding the Genrix Territory.

“Third and Fourth Indication Clinical Trial Milestones” means Development Milestone 4, Development Milestone 5, Development Milestone 8 and Development Milestone 9.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Infringement” shall have the meaning set forth in Section 10.3(a) (Notification).

“United States” or “U.S.” means the United States of America, its territories and possessions.

“USD” or “$” means the lawful currency of the United States.

“Unused Deduction” shall have the meaning set forth in Section 8.7 (Royalty Floor; Carry Forward).

“Valid Claim” means, with respect to a particular Compound or Product in a given country, a claim of any issued and unexpired Patent Right, or a pending claim of a good faith patent application which (a) Covers such Compound or Product in the Field in such country and (b), whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, cancellation, withdrawal, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal (excluding any petition for certiorari to the U.S. Supreme Court); provided, however, that a pending claim of a patent application shall cease to be a Valid Claim if such pending claim does not issue within [***] years after the filing date of the patent application from which it arose unless and until such claim is included in an issued or granted Patent Right that would otherwise constitute a Valid Claim.

“VAT” means any value added taxes or other similar taxes.

“Willful Breach” means, with respect to any representation, warranty, agreement or covenant of this Agreement, a material breach that is the consequence of a deliberate and intentional disclosure, action or omission by any personnel of Genrix or its Affiliates, in each case, with actual knowledge (i.e., awareness of and willful disregard) that such disclosure, action or omission is or would reasonably be expected to be or result in a material breach of such representation, warranty, agreement or covenant.

1.2
Interpretation. In this Agreement, unless otherwise specified:
(a)
“includes” and “including” shall mean respectively includes and including without limitation;
(b)
“or” is used in the inclusive sense (“and/or”) unless the context otherwise requires;
(c)
“hereof,” “herein,” and “herewith,” and words of similar import, shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(d)
“will” shall be construed to have the same meaning and effect as the word “shall;”
(e)
a Party includes its permitted assignees or the respective successors in title to substantially the whole of its undertaking;
(f)
a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted in accordance with any requirements with respect to such amendment or re-enactment;
(g)
words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(h)
the Exhibits, Schedules and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits, Schedules and attachments;
(i)
the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;
(j)
general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things; and
(k)
the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.
2.
LICENSES; Exclusivity
2.1
Licenses to Cullinan; Cullinan Restrictive Covenant.
(a)
License for the Territory. Genrix hereby grants to Cullinan an exclusive (even as to Genrix and its Affiliates), sublicensable (in accordance with Section 2.3 (Sublicense Rights; Subcontracting)) and transferable (subject to Section 17.1 (Assignment)) license, under the Genrix Technology, to Exploit Compounds and Products in the Field in the Territory.
(b)
License for the Genrix Territory. Genrix hereby grants to Cullinan a non-exclusive, sublicensable (in accordance with Section 2.3 (Sublicense Rights; Subcontracting)) and transferable (subject to Section 17.1 (Assignment)) license, under the Genrix Technology, to Manufacture Compounds and Products in the Field in the Genrix Territory solely for purposes of Development (including to obtain Regulatory Approvals for the Products in the Field in the Territory) and Commercialization of Compounds and Products solely in the Field in the Territory.
(c)
[***].
2.2
Genrix Retained Rights; Genrix Restrictive Covenants.
(a)
Genrix Retained Rights. Subject to the terms of this Agreement, including Section 2.4 (Exclusivity) and Section 2.2(b) ([***]), for clarity, Genrix retains the right under the Genrix Technology to Exploit Compounds and Products in the Field in the Genrix Territory.
(b)
[***]. Except as expressly set forth in Section 5.1(b) (Genrix AID Trial), during the Term, Genrix shall not, and shall cause its Affiliates and permitted Genrix licensees to not, without the prior written consent of Cullinan [***].
(c)
Genrix Territory License. Notwithstanding Section 2.2(a) (Genrix Retained Rights), Genrix shall not, and shall cause its Affiliates and permitted Genrix licensees not to, transfer, license or grant any other rights to any Third Party under or with respect to the

Genrix Technology or otherwise to Exploit Compounds or Products in the Genrix Territory without Cullinan’s prior written consent (not to be unreasonably withheld, conditioned or delayed), except that, subject to the terms and conditions of this Agreement, without such consent, Genrix shall be permitted to:
(i)
[***]
(ii)
grant licenses to Third Parties (including contract research organizations, contract development and manufacturing organizations, distributors and contract sales organizations) on terms consistent with this Agreement and under which the licensee agrees to comply with all applicable terms of this Agreement, for purposes of the provision by such Third Parties of Research, Development, Manufacturing or Commercialization services to or for the benefit of Genrix or its Affiliates or permitted Genrix licensees in the ordinary course of business;

provided, that, in each case ((i) and (ii)), Genrix shall remain liable for its obligations under this Agreement and shall remain responsible for the activities of its permitted Genrix licensees to the same extent as if such activities were conducted by Genrix.

2.3
Sublicense Rights; Subcontracting.
(a)
Sublicense Rights. Cullinan shall have the right to grant sublicenses, through one (1) or more tiers of sublicenses, as applicable, under the licenses and rights of reference granted in Section 2.1(a) (License for the Territory), Section 2.1(b) (License for the Genrix Territory) or Section 5.2(e) (Right of Reference) to its Affiliates and other Persons; provided, that (i) each sublicensee shall be bound by a sublicense agreement consistent with the terms and conditions of this Agreement and (ii) Cullinan shall remain liable for its obligations under this Agreement and shall remain responsible for the activities of all of its sublicensees to the same extent as if such activities were conducted by Cullinan. [***].
(b)
Subcontracting. Cullinan and its Affiliates and Sublicensees may subcontract to Third Parties the performance of tasks and obligations with respect to the Exploitation of the Compound or Product in the Territory as Cullinan deems appropriate; provided, that (i) each agreement pursuant to which Cullinan engages any Third Party subcontractor will (A) be consistent with the terms and conditions of this Agreement and (B) include terms that are consistent with the intellectual property provisions set forth in this Agreement, and (ii) Cullinan will remain liable for its obligations under this Agreement and shall remain responsible for the activities of all of its Third Party subcontractors to the same extent as if such activities were conducted by Cullinan.
2.4
Exclusivity.
(a)
Genrix Exclusivity Covenant. During the Term, Genrix shall not, and shall cause its Affiliates to not, [***].
(b)
Cullinan Exclusivity Covenants.
(i)
Territory. During the Term, Cullinan shall not, and shall cause its Affiliates to not, [***].
(ii)
[***].
(c)
Competing Program Exception. Notwithstanding Sections 2.4(a) (Genrix Exclusivity Covenant) and 2.4(b) (Cullinan Exclusivity Covenants), if a Third Party becomes an

Affiliate of a Party during the Term through merger, acquisition, consolidation or other similar transaction and such new Affiliate is at the time of such transaction or thereafter becomes engaged in Development, Commercialization or other Exploitation activities that, if conducted by such Party, would be in breach of its exclusivity obligations set forth in Sections 2.4(a) (Genrix Exclusivity Covenant) or 2.4(b) (Cullinan Exclusivity Covenants), as applicable (such activities, together with any further Development, Commercialization or other Exploitation of the Competing Products, a “Competing Program”):
(i)
If such transaction constitutes a Change of Control of such Party, then [***].
(ii)
If such transaction does not result in a Change of Control of such Party, then [***].
2.5
Retained Rights. Each Party further acknowledges and agrees that the other Party retains all rights under their respective Patent Rights, Know-How or other technology not expressly granted to the other Party hereunder.
3.
GOVERNANCE
3.1
Alliance Managers. Within [***] days following the Effective Date, each Party will appoint (and notify the other Party in writing of the identity of) a senior representative from such Party or its Affiliates having a general understanding of pharmaceutical development and commercialization issues to act as its alliance manager under this Agreement (each, an “Alliance Manager”). The Alliance Managers will serve as the primary contact point between the Parties for purposes of this Agreement and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. From time to time, each Party may substitute its Alliance Manager upon written notice to the other Party.
3.2
Joint Coordination Committee.
(a)
Formation. Within [***] days following the Effective Date, the Parties will establish a joint committee (the “Joint Coordination Committee” or “JCC”) for purposes of communication and coordination regarding the Parties’ technology transfer and Manufacturing activities under this Agreement and the Genrix AID Trial, as more fully described in Section 3.2(b) (Specific Responsibilities). Except as expressly set forth in this Section 3.2 (Joint Coordination Committee), the JCC will be an advisory committee, intended to be a forum for discussion and information exchange between the Parties, and will not have decision-making authority.
(b)
Specific Responsibilities. The JCC shall (i) oversee the Initial Technology Transfer, as described in Section 4.1(a) (Initial Technology Transfer), (ii) oversee the Manufacturing Technology Transfer, as described in Section 4.1(b) (Manufacturing Technology Transfer), (iii) oversee the [***], (iv) review and discuss all Data and other results arising from the [***], (v) review and discuss the planned [***] (including the selection of Third Party vendors for the conduct of the [***] and the anticipated timeline for initiating and completing such activities, (vi) review, discuss and determine whether to approve any amendments to the [***] (such amendment(s), [***], (vii) review, discuss and determine whether to approve any amendments to the [***] (such amendment(s), [***], and (viii) coordinate intellectual property (including Patent Rights) matters [***] in accordance with Article 10 (Intellectual Property Rights).
(c)
JCC Members. The JCC will consist of [***] (or a larger number agreed by the Parties) representatives of each Party, each with the requisite experience and knowledge of the types of activities for which the JCC is responsible. From time to time, each Party may substitute [***] or more of its representatives on the JCC on written notice to the other Party.
(d)
Meetings. The JCC shall meet periodically by telephone or video conference or in-person (at mutually agreed locations) (i) prior to the Completion of the Genrix AID Trial, at least [***] and (ii) after the Completion of the Genrix AID Trial, while the JCC remains in existence, at least [***], in each case, unless the Parties or the JCC otherwise determines; provided, that, on [***] Business Days’ prior written notice, either Party may request an ad-hoc meeting of the JCC to discuss issues that urgently need to be addressed prior to the next scheduled JCC meeting and such Party will provide the JCC materials reasonably adequate to enable an informed discussion by its members reasonably in advance of such meeting.
(e)
Non-Member Attendance. If either Party intends to have any Third Party consultant attend such JCC meeting, such Party shall provide prior written notice to the other Party specifying the identification of and the reasons for such Third Party’s attendance and ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, the JCC.
(f)
Term. The JCC shall continue to exist until the earlier to occur of: (i) the Parties’ mutual agreement to disband and no longer participate in the JCC, or (ii) either Party’s provision to the other Party of written notice of its intention to disband the JCC, which notice may be provided any time after both Completion of the Genrix AID Trial and completion of the Manufacturing Technology Transfer have occurred.
(g)
Consensus; Escalation. All decisions with respect to [***] shall be made by unanimous vote, with each Party’s representatives collectively having [***] vote. If the JCC is unable to reach agreement within [***] days (or a later date mutually agreed to by the Parties) after the [***] (as applicable) has been proposed to the JCC, then such disagreement shall be referred to the Senior Officers of the Parties for resolution.
(h)
Final Decision Making. If the Senior Officers do not fully resolve a disagreement [***] within [***] Business Days (or a later date mutually agreed to by the Parties) of the matter being referred to them, then, subject to Section 3.2(i) (Limitations on JCC Authority), [***] shall have the final decision-making authority with respect to such matter. For clarity, neither Party shall have final decision-making authority with respect to a disagreement regarding [***], which [***] will require mutual agreement of the Parties.
(i)
Limitations on JCC Authority. The JCC shall only have the powers expressly assigned to it in this Section 3.2 (Joint Coordination Committee) and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive or determine either Party’s compliance with the terms and conditions of this Agreement; (iii) impose any obligations on either Party without such Party’s consent, or (iv) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement.
4.
TECHNOLOGY TRANSFER & COOPERATION
4.1
Technology Transfer.
(a)
Initial Technology Transfer. Within [***] days after the Effective Date, Genrix, without additional consideration, shall disclose and transfer to Cullinan or its designee copies of all Genrix Know-How (other than Genrix Know-How described in Section 4.1(b) (Manufacturing Technology Transfer)) in existence as of the Effective Date. Without limiting the foregoing sentence, within [***] days after the Effective Date, Genrix will transfer to Cullinan (or its designee):

[***]

(the activities described in this Section 4.1(a) (Initial Technology Transfer), the “Initial Technology Transfer”).

(b)
Manufacturing Technology Transfer. Within [***] days (or an extended period mutually agreed upon by the Parties) following the Effective Date, the Parties shall enter into a manufacturing technology transfer agreement (“Manufacturing Technology Transfer Agreement”), which will (i) govern the provision to Cullinan or its designee of all Genrix Know-How and Genrix Materials ([***]) that are necessary or reasonably useful to enable Cullinan or its Affiliates to Manufacture (or have Manufactured) Compounds or Products, including the Genrix Know-How listed on Schedule 4.1(b) (Manufacturing Know-How) (the “Manufacturing Technology Transfer”), (ii) provide for reasonable technical assistance and support by Genrix to Cullinan with respect to the Manufacturing Technology Transfer and (iii) incorporate the applicable terms set forth in Section 4.2 (Technology Transfer Costs).
(c)
Ongoing Technology Transfer. On a continuing basis during the Term following the Initial Technology Transfer and at Cullinan’s written request from time to time, Genrix without additional consideration, shall disclose and transfer to Cullinan or its designated Affiliate or either of their respective Sublicensees all additional Genrix Know-How and, to the extent reasonably available to Genrix without incurring material costs, Genrix Materials not previously provided. Such ongoing technology transfers shall include all Genrix Know-How and, to the extent reasonably available to Genrix without incurring material costs, Genrix Materials pertaining to the Manufacture and Development of the Compounds or Products and if reasonably requested by Cullinan, any other Know-How and materials which are necessary or reasonably useful for Cullinan to Develop, Manufacture, Commercialize or otherwise Exploit the Compounds or Products in the Field in the Territory and practice the licenses granted hereunder efficiently.
(d)
Genrix Assistance. Genrix shall provide reasonable assistance to Cullinan or its designated Affiliate in connection with understanding and using the materials and Genrix Know-How for purposes consistent with licenses and rights granted to Cullinan hereunder. For clarity, Genrix’s assistance in relation to the Manufacturing Technology Transfer will be performed pursuant to the Manufacturing Technology Transfer Agreement and is not subject to terms of this Section 4.1(d) (Genrix Assistance).
(e)
Language. Genrix Know-How will be disclosed and transferred by Genrix in its original language and format, and if any Genrix Know-How to be disclosed is not in English language at the time of the request or intended disclosure, Cullinan will be solely responsible for translating such Genrix Know-How into English or any other languages on an as needed basis.
4.2
Technology Transfer Costs. Cullinan shall reimburse Genrix for the FTE Costs reasonably incurred for performing the services rendered in connection with the technology transfers and assistance described in this Article 4 (Technology Transfer & Cooperation); provided, that (a) Genrix will provide the [***] FTE hours at no cost to Cullinan and (b) Genrix will not provide more than [***] FTE hours without Cullinan’s prior written consent. No later than [***] days after the end of each month during which Genrix has performed reimbursable services pursuant to this Section 4.2 (Technology Transfer Costs), Genrix will submit to Cullinan a detailed invoice of any reimbursable FTE Costs and Cullinan’s payment of such reimbursable FTE Costs shall proceed in accordance with Section 9.1(c) (Other Payments).
5.
DEVELOPMENT AND REGULATORY MATTERS
5.1
Development.
(a)
Responsibilities of the Parties.
(i)
Cullinan Responsibilities. As between the Parties, Cullinan will be solely responsible for conducting, at its expense and in its sole discretion (subject only to Section 5.1(c) (Development Diligence)), the Development of Compounds and Products for purposes of obtaining Regulatory Approvals for and Commercializing Products in the Territory.
(ii)
Genrix Responsibilities. As between the Parties, Genrix will be solely responsible for conducting, at its expense and in its sole discretion (subject to the terms of this Agreement, including Section 2.2(b) [***] and Section 5.1(b) (Genrix AID Trial)), the Development of Compounds and Products for purposes of obtaining Regulatory Approvals for and Commercializing Products in the Genrix Territory.
(b)
Genrix AID Trial.
(i)
Conduct of the Trial.
(A)
Genrix Performance. Genrix shall be solely responsible for, and shall conduct, at its sole cost and expense, the Genrix AID Trial. Genrix shall (x) use Commercially Reasonable Efforts to perform the Genrix AID Trial Activities in accordance with the Genrix AID Trial Protocol (as approved by the Center for Drug Evaluation of the NMPA and the ethical committee of the leading investigational site) and the timelines therein, (y) perform the Genrix AID Trial Activities in good scientific manner and in compliance with Applicable Law, and (z) prepare, obtain and maintain all INDs necessary to conduct the Genrix AID Trial and perform the Genrix AID Trial Activities. Genrix shall ensure that all participants in the Genrix AID Trial execute an informed consent in the form of the Genrix AID Trial ICF.
(B)
Subcontracting. Subject to the other provisions of this Agreement, Genrix may subcontract to Third Parties the performance of tasks and obligations with respect to the Genrix AID Trial; provided, that (i) each agreement pursuant to which Genrix engages any Third Party subcontractor will (x) be consistent with the terms and conditions of this Agreement and (y) include terms that are consistent with the intellectual property provisions set forth in this Agreement, and (ii) Genrix will remain liable for its obligations under this Agreement and shall remain responsible for the activities of all of its Third Party subcontractors to the same extent as if such activities were conducted by Genrix.
(ii)
Reports; Data Packages.
(A)
Development Reports and Information. Prior to the Completion of the Genrix AID Trial, at least [***] Business Days prior to each regular JCC meeting, Genrix shall provide to the JCC for its review and discussion: (x) a reasonably detailed written report of the material Development activities conducted by or on behalf of Genrix or its Affiliates relating to the Genrix AID Trial during the period since the most recent JCC meeting, (y) access to or copies of any written reports related to the Genrix AID Trial (or results or analyses thereof) as may be prepared by or on behalf of Genrix or its Affiliates, and (z) access to or copies of all Data arising from the Genrix AID Trial Activities in Genrix’s or its Affiliates’ possession or Control and not previously provided to Cullinan, which Data may be in the form maintained by or on behalf of Genrix or its Affiliates in the ordinary course. Upon the reasonable request of Cullinan from time to time, Genrix shall make appropriate personnel with knowledge of the Genrix AID Trial Activities available to Cullinan to discuss such activities. Upon the Completion of the Genrix AID Trial, Genrix shall promptly provide to Cullinan all Data arising from the Genrix AID Trial Activities in Genrix’s or its Affiliates’ possession or Control and not previously provided.
(B)
Delivery of Interim Data Packages. Promptly after the Interim Checkpoint, Genrix shall provide to Cullinan the Interim Data Package. Within [***] days following the Interim Checkpoint, Genrix shall provide to Cullinan the Interim Follow-Up Data Package.
(C)
Delivery of Final Data Packages. Promptly after the Final Checkpoint, Genrix shall provide to Cullinan the Final Data Package. Within [***] months following the Final Checkpoint, Genrix shall provide to Cullinan the Final Follow-Up Data Package.
(D)
Treatment of Information. The (x) Interim Data Package, Interim Follow-Up Data Package, Final Data Package, Final Follow-Up Data Package, and all reports, Data, results, analyses or other information provided pursuant to this Section 5.1(b)(ii) (Reports; Data Packages) and (y) final clinical study report for the Genrix AID Trial provided to Cullinan pursuant to Section 5.2(f)(i) (By Genrix to Cullinan), in each case ((x) and (y)), shall constitute the Confidential Information of both Parties.
(iii)
Compliance. With respect to any HGR Approval that may be required in order to conduct the Genrix AID Trial, the process for such HGR Approval and the corresponding HGR Filing, and the Parties’ obligations with respect to such HGR Approval and HGR Filing, are set forth in Section 14.7 (HGR Approvals).
(c)
Development Diligence. Cullinan shall itself, or through its Affiliates, or through their respective Sublicensees, Distributors or other Third Parties, use Commercially Reasonable Efforts to [***].
(d)
Development Plans. Attached as Exhibit D and Exhibit E, respectively, is a non-binding, high-level initial plan prepared by (i) Cullinan with respect to Cullinan’s Development of Product for the Territory and (ii) Genrix with respect to Genrix’s Development of Product for the Genrix Territory (excluding the Genrix AID Trial Activities).
(e)
Development Reports. Each Party shall provide the other Party with a written high-level Development report once every [***] months which describes material Development activities performed since the last report and contemplated to be performed over the next [***] months with respect to Compounds or Products, including, with respect to Cullinan, any such material Development activities directed to the achievement of any outstanding Development Milestone (each a “Development Report”). The first Development Report shall be provided by each Party no later than [***] and subsequent Development Reports shall be provided with respect to future Calendar years no later than [***] in the year following such Calendar Year; provided, that, upon either Party’s written notice to the other Party that it has completed or otherwise ceased all material Development activities with respect to Compounds and Products, such Party shall not have any obligation to provide a Development Report to the other Party pursuant to this Section 5.1(e) (Development Reports) for so long as it does not perform any such Development activities. For clarity, all Development Reports provided by a Party shall constitute Confidential Information of such Party.
(f)
Development Records. Each Party will, and will cause its Affiliates and Sublicensees or (sub)licensees (as applicable) to, create and maintain appropriate and accurate records in good scientific manner and in compliance with Applicable Law, appropriate for patent and regulatory purposes, which will fully and properly reflect all material Development activities completed and results achieved by such Party, its Affiliates, Sublicensees or (sub)licensees (as applicable) under this Article 5 (Development And Regulatory Matters).
5.2
Regulatory Matters and Provision of Data.
(a)
Responsibilities of the Parties.
(i)
As between the Parties, Cullinan will be solely responsible, at its expense and in its sole discretion, for obtaining and maintaining Regulatory Approvals of all Products in the Territory in the name of Cullinan or its Affiliates, Sublicensees or Distributors, including submission of all Regulatory Filings, all communications with Regulatory Authorities and any other activities in connection with obtaining such Regulatory Approvals. Genrix shall, at Cullinan’s reasonable request, cooperate with and use Commercially Reasonable Efforts to provide reasonable assistance to Cullinan from time to time in connection with obtaining such Regulatory Approvals, including by (A) executing any documents reasonably requested by Cullinan and necessary to obtain Regulatory Approvals for the Product in the Territory, (B) providing access to personnel with relevant knowledge, (C) providing Cullinan with copies of all reasonably required documentation and (D) attending meetings with Regulatory Authorities in the Territory relating to the Product.
(ii)
As between the Parties, Genrix will be solely responsible, at its expense and in its sole discretion, for obtaining and maintaining Regulatory Approvals of all Products in the Genrix Territory in the name of Genrix or its Affiliate, including submission of all Regulatory Filings, all communications with Regulatory Authorities and any other activities in connection with obtaining such Regulatory Approvals. Cullinan shall, at Genrix’s reasonable request, cooperate with and use Commercially Reasonable Efforts to provide reasonable assistance to Genrix from time to time in connection with obtaining such Regulatory Approvals.
(b)
Cooperation Regarding Regulatory Documentation [***]. The Parties will coordinate on regulatory matters solely with respect to [***] as set forth below (provided, that it is acknowledged that Cullinan will not be conducting [***]).
(i)
Submissions to Regulatory Authorities. Each Party will provide the other Party with a copy of all proposed Regulatory Documentation to be filed with or submitted to any Regulatory Authority for the other Party’s review and comment sufficiently in advance of such Party’s filing or submission thereof (provided, that such Party will have the right to redact or remove from such Regulatory Documentation any business sensitive or proprietary information of such Party, its Affiliates or Sublicensees or permitted Genrix licensees (as applicable) contained in such Regulatory Documentation), and the submitting Party will (A) reasonably consider comments received on a timely basis from the other Party and (B) provide the other Party with a copy of such Regulatory Documentation promptly following filing or submission to the applicable Regulatory Authority.
(ii)
Materials Received from Regulatory Authorities; Meeting Minutes. Each Party will provide the other Party with: (A) access to or copies of all material written or electronic correspondence relating to the Exploitation of Compounds or Products received by such Party or any of its Affiliates or Sublicensees or permitted Genrix licensees (as applicable) from any Regulatory Authority; and (B) copies of all meeting minutes and summaries of all meetings, conferences, and material discussions held by such Party or any of its Affiliates or Sublicensees or permitted Genrix licensees (as applicable) with any Regulatory Authority relating to the Exploitation of Compounds or Products, in each case ((A) and (B)), promptly following the receipt or production of the foregoing, as applicable. If such written or electronic correspondence received from any such Regulatory Authority relates to the withdrawal, suspension, or revocation of an IND for a Compound or Product, the prohibition or suspension of the supply of a Compound or Product, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of a Compound or Product, each Party shall notify the other Party and provide the other Party with copies of such written or electronic correspondence as soon as practicable, but not later than [***] Business Days after receipt of such correspondence.
(c)
Cooperation Regarding Regulatory Documentation with Respect to Exploitation Activities [***]. Except to the extent addressed in Section 5.2(b) (Cooperation Regarding Regulatory Documentation [***]), each Party will provide the other Party, to the extent reasonably requested from time to time, with a copy of material Regulatory Documentation filed with, submitted to or received from any Regulatory Authority, and meeting minutes and summaries of all material meetings, conferences, and discussions held with any Regulatory Authority, in each case, to the extent relating to the Exploitation of Compounds or Products, in each case, filed, submitted or received by such Party or any of its Affiliates or Sublicensees or permitted Genrix licensees (as applicable).
(d)
Use of Regulatory Materials. Each Party shall use all Regulatory Documentation, correspondence, meeting minutes and summaries received from the other Party pursuant to Section 5.2(b) (Cooperation Regarding Regulatory Documentation [***]) and Section 5.2(c) (Cooperation Regarding Regulatory Documentation with Respect to Exploitation Activities [***]) solely for the purpose of its intended use or as otherwise permitted under this Agreement.
(e)
Right of Reference.
(i)
By Genrix to Cullinan. Subject to the rules of the relevant Regulatory Authority and the terms of this Agreement, Genrix hereby grants on behalf of itself, its Affiliates and permitted Genrix licensees to Cullinan and its Affiliates and Sublicensees cross-reference rights to any relevant drug master files and Regulatory Filings with respect to Products submitted by Genrix, its Affiliates or permitted Genrix licensees to any Regulatory Authority for Cullinan’s or its Affiliates’ or Sublicensees’ use in the Exploitation of the Compounds or Products.
(ii)
By Cullinan to Genrix. Subject to the rules of the relevant Regulatory Authority and the terms of this Agreement, Cullinan hereby grants on behalf of itself, its Affiliates and Sublicensees to Genrix, its Affiliates and permitted Genrix licensees cross-reference rights to any relevant drug master files and Regulatory Filings with respect to Products submitted by Cullinan, its Affiliates and Sublicensees to any Regulatory Authority solely to the extent any such drug master file or Regulatory Filing (or any Data therein) has been provided by Cullinan to Genrix pursuant to Section 5.2(f)(ii) (By Cullinan to Genrix) or the Pharmacovigilance Agreement.
(iii)
Signed Statements. Without limiting Section 5.2(e)(i) (By Genrix to Cullinan) or Section 5.2(e)(ii) (By Cullinan to Genrix) (as applicable), if reasonably requested by the other Party, each Party will or will cause its Affiliate to, or will use Commercially Reasonable Efforts to cause its Sublicensee or permitted Genrix licensee (as applicable) to provide a signed statement to the effect of Section 5.2(e)(i) (By Genrix to Cullinan) or Section 5.2(e)(ii) (By Cullinan to Genrix) (as applicable) in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor rule or analogous Applicable Law outside of the United States) to give effect to the intent of Section 5.2(e)(i) (By Genrix to Cullinan) or Section 5.2(e)(ii) (By Cullinan to Genrix) (as applicable).
(f)
Provision of Data.
(i)
By Genrix to Cullinan. Subject to compliance with Applicable Law, on an annual basis (no later than [***] of each Calendar Year), or otherwise upon reasonable request by Cullinan, Genrix shall promptly provide Cullinan with electronic copies (unless otherwise required by Applicable Law) of all material Data generated by or on behalf of Genrix, its Affiliates or permitted Genrix licensees (in a form maintained by Genrix, its Affiliates or permitted Genrix licensees in the ordinary course) with respect to a Compound or Product being Developed by or on behalf of Genrix, its Affiliates or permitted Genrix licensees and that is reasonably necessary for purposes of Cullinan, its Affiliates’ or Sublicensees’ seeking, obtaining or maintaining Regulatory Approval of Products in the Field in the Territory. Subject to compliance with Applicable Law, Genrix also shall provide Cullinan with copies of the final clinical study report generated in every Clinical Trial of a Product conducted by or on behalf of Genrix, its Affiliates, or its or their permitted Genrix licensees (including the Genrix AID Trial) within [***] days after the completion of such final clinical study report; provided, that the final clinical study report for the Genrix AID Trial will be (A) in English (or Genrix will provide to Cullinan a certified translation thereof in English) and (B) provided by Genrix to Cullinan no later than [***] months after [***]). Notwithstanding the foregoing, with respect to the obligations under this Section 5.2(f)(i) (By Genrix to Cullinan) for Genrix to provide Cullinan with material Data (other than safety Data) and clinical study report(s), in each case, generated by a permitted Genrix licensee and unrelated to the Genrix AID Trial, provision of such Data and reports will be subject to it being permitted under the applicable [***]. Subject to Section 5.1(b)(ii)(D) (Treatment of Information), for clarity, disclosures under this Section 5.2(f)(i) (By Genrix to Cullinan) shall be treated as disclosures of Confidential Information and subject to the use and disclosure restrictions (and exceptions and authorizations) set forth in Article 11 (Confidentiality).
(ii)
By Cullinan to Genrix. Subject to compliance with Applicable Law, upon Genrix’s reasonable request, Cullinan shall promptly provide Genrix with electronic copies (unless otherwise required by Applicable Law) of all Data generated by or on behalf of Cullinan or its Affiliates under this Agreement, in a form maintained by Cullinan or its Affiliates in the ordinary course, if and to the extent such Data is requested in writing by a Regulatory Authority (including correspondences with or instructions from such Regulatory Authority) in the Genrix Territory for purposes relating to Genrix’s Exploitation of the applicable Product in the Field in the Genrix Territory in accordance with this Agreement. For clarity, disclosures under this Section 5.2(f)(ii) (By Cullinan to

Genrix) shall be treated as disclosures of Confidential Information and subject to the use and disclosure restrictions (and exceptions and authorizations) set forth in Article 11 (Confidentiality).
(iii)
Right to Use and Reference. Notwithstanding anything to the contrary in Section 5.1(b)(ii)(D) (Treatment of Information) or this Section 5.2(f) (Provision of Data), each Party shall have the right to use and reference Data provided by the other Party pursuant to Section 5.1(b)(ii) (Reports; Data Packages) and this Section 5.2(f) (Provision of Data), as applicable, without additional consideration, solely for the purpose of obtaining and maintaining Regulatory Approval of the Product in the Field in its Respective Territory and otherwise exercising its rights and performing its obligations under this Agreement.
(iv)
Assistance. Each Party shall use Commercially Reasonable Efforts to timely file any required Regulatory Filings or other documents with Regulatory Authorities and to seek, obtain and maintain approval of all consents, approvals, licenses or permits required by any Governmental Authority to enable all reports, Data, results, analyses or other information to be provided to the other Party pursuant to Section 5.1(b)(ii) (Reports; Data Packages) and this Section 5.2(f) (Provision of Data), as applicable.
(g)
Compliance. Each Party agrees that, in performing its obligations under this Agreement: (i) it shall comply with all applicable current international regulatory standards, including GMP, GLP, GCP and other rules, regulations and requirements, in its Respective Territory; and (ii) it will not employ or use any person that has been disqualified or debarred under the Applicable Law in its Respective Territory (including under Section 306(a) or 306(b) of the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §335a) (the “Act”) or any foreign equivalent).
(h)
Recalls, Withdrawals or Field Alerts.
(i)
Notification and Determination. If any Governmental Authority threatens in writing or initiates any action to remove a Product from the market (in whole or in part), or if a Party determines that an event, incident or circumstance has occurred that may result in the need for a recall, withdrawal or field alert of a Product, then the Party initiating or receiving notice of such recall, withdrawal or field alert will notify the other Party of such communication immediately, but in no event later than [***] Business Days after receipt thereof. Notwithstanding the foregoing, subject to Applicable Law and any order from a Governmental Authority, in all cases Cullinan will determine whether to initiate any recall, withdrawal or field alert of the Products in the Territory, including the scope of such recall, withdrawal or field alert (e.g., a full or partial recall, or a temporary or permanent recall) or field alert. Before either Party initiates a recall, withdrawal or field alert for such Product in any jurisdiction in its Respective Territory, the Parties will use reasonable efforts to promptly meet and discuss in good faith the reasons therefor, provided, that such discussions will not delay any action that the responsible Party reasonably believes should be taken in relation to any actual or potential recall, withdrawal or field alert. In the event of any such recall, withdrawal or field alert, the responsible Party will determine the necessary actions to be taken and will implement such action. The Parties’ rights and obligations under this Section 5.2(h) (Recalls, Withdrawals or Field Alerts) shall be subject to the terms of any applicable Pharmacovigilance Agreement entered into between the Parties.
(ii)
Cost Allocation. All costs directly associated with implementing a recall, withdrawal, or field alert with respect to a Product will be allocated between Cullinan and Genrix as follows:

(A)
in the event, and to the extent, that the recall, withdrawal, or field alert arises as a result of a material breach of this Agreement or gross negligence by a Party, then such Party will bear all such costs and expenses; and
(B)
in all other cases, Cullinan will be responsible for such costs and expenses for such Product in the Territory and Genrix will be responsible for such costs and expenses for such Product in the Genrix Territory.
5.3
Pharmacovigilance. Within [***] months following the Effective Date, the Parties shall agree upon and implement a procedure for the mutual exchange of adverse event reports and safety information associated with the Products. Details of such procedure shall be the subject of a mutually-agreed written pharmacovigilance agreement (the “Pharmacovigilance Agreement”) between the Parties which shall be entered into a timely manner in order to comply with the applicable regulatory requirements. Prior to the execution of the Pharmacovigilance Agreement, to the extent necessary to enable the Parties and their Affiliates to fulfill local and international regulatory reporting obligations to government authorities, the Parties shall cooperate in good faith to exchange safety data and other relevant information relating to the Compound and the Products.
5.4
Global Safety Database. Cullinan will establish and hold the global safety database for Compounds and Products (each a “Global Safety Database”). Genrix will provide safety information, including adverse events, for such Compounds and Products in the Genrix Territory for inclusion in the Global Safety Database in accordance with Section 5.3 (Pharmacovigilance).
6.
MANUFACTURING AND SUPPLY
6.1
Manufacturing Responsibilities.
(a)
Territory. As between the Parties, subject to the other terms and conditions of this Agreement, Cullinan will be solely responsible, at its expense and in its sole discretion, for the Manufacture and supply of all Compounds and Products for purposes of Development and Commercialization of such Compounds and Products for use in the Territory.
(b)
Genrix Territory. As between the Parties, subject to the other terms and conditions of this Agreement, Genrix will be solely responsible, at its expense and in its sole discretion, for the Manufacture and supply of all Compounds and Products for purposes of Development and Commercialization of such Compounds and Products for use in the Genrix Territory.
6.2
Provision of GR-1803. During the [***]-month period following the Effective Date, Genrix shall provide GR-1803 drug substance and drug product (“Supplied GR-1803”) [***] to Cullinan’s designee(s) located within the Genrix Territory (a) in accordance with Schedule 6.2 (Supplied GR-1803) or (b) to the extent feasible, otherwise reasonably promptly after Cullinan’s reasonable request. Genrix shall (i) package and ship the Supplied GR-1803 in a manner consistent with Schedule 6.2 (Supplied GR-1803) and Cullinan’s reasonable instructions and otherwise in compliance with the terms and conditions of this Agreement and any applicable Quality Agreement and (ii) deliver all Supplied GR-1803 [***] to Cullinan’s designated location(s) within the Genrix Territory. [***].
6.3
Quality Agreement. Within [***] days of the Effective Date, the Parties will negotiate in good faith a definitive agreement with regard to certain operational, technical, and quality-related aspects of the provision of Supplied GR-1803 by Genrix to Cullinan or its designee pursuant to Section 6.2 (Provision of GR-1803) (the “Quality Agreement”). In the event of a discrepancy between this Agreement and the Quality Agreement, the Quality Agreement shall govern with respect to quality matters and this Agreement governs with respect to all other matters.
7.
COMMERCIALIZATION
7.1
Commercialization.
(a)
Responsibilities. As between the Parties, subject to the other terms and conditions of this Agreement, (i) Cullinan will be solely responsible, at its expense and in its sole discretion, for all aspects of Commercialization of Products in the Field in the Territory, including planning and implementation, distribution, promotion, booking of sales, pricing and reimbursement, and the Manufacturing of Products in support of such Commercialization; and (ii) Genrix will be solely responsible, at its expense and in its sole discretion, for all aspects of Commercialization of Products in the Field in the Genrix Territory, including planning and implementation, distribution, promotion, booking of sales, pricing and reimbursement, and the Manufacturing of Products in support of such Commercialization.
(b)
Diligence [***]. Following receipt of Regulatory Approval of the [***], Cullinan shall itself, or through its Affiliates, or through their respective Sublicensees, Distributors or other Third Parties, use Commercially Reasonable Efforts to [***].
(c)
Inflation Reduction Act. If, at any time during the Term, the United States Department of Health and Human Services designates a Product as a Selected Drug subject to Maximum Fair Price negotiation, as between the Parties, Cullinan shall have the sole right to conduct such negotiations, and all activities with respect thereto and to control all decisions and interactions with the applicable Governmental Authority(ies) with respect thereto; provided, however, Genrix shall cooperate with all reasonable requests of Cullinan in connection therewith by undertaking efforts to do all such acts and things and to sign all such documents as will enable Cullinan to comply with Applicable Law, including providing copies of all information in the possession or Control of Genrix that is required to be submitted to the applicable Governmental Authority(ies) under Applicable Law and, if reasonably requested by Cullinan, certifying that such information is true, complete and correct.
7.2
No Diversion.
(a)
A Party shall not, and shall not permit any of its Affiliates to, and will use Commercially Reasonable Efforts to ensure that its or their Sublicensees or permitted Genrix licensees (as applicable) do not:
(i)
distribute, market, promote, offer for sale, or sell any Product directly or indirectly: (A) to any Person, or to any address or internet protocol address or the like (including via the Internet or mail order or otherwise) in the other Party’s Respective Territory, for use in the other Party’s Respective Territory; or (B) to any Person, or to any address or internet protocol address or the like (including via the Internet or mail order or otherwise) in the other Party’s Respective Territory, that the first Party or any of its Affiliates (or Sublicensees or licensees, as applicable) knows or has reason to know (x) is likely to distribute, market, promote, offer for sale, or sell such Product for use in the other Party’s Respective Territory or assist another Person to do so, or (y) has directly or indirectly distributed, marketed, promoted, offered for sale, or sold any Product for use in the other Party’s Respective Territory or assisted another Person to do so;

(ii)
engage in any advertising or promotional activities relating to any Product for use directed primarily to customers or other buyers or users of the Product located in any jurisdiction in the other Party’s Respective Territory;
(iii)
solicit orders from any prospective purchaser located in any jurisdiction in the other Party’s Respective Territory; or
(iv)
deliver or tender (or cause to be delivered or tendered) any Product to Third Parties for use in the other Party’s Respective Territory, except pursuant to Section 6.2 (Provision of GR-1803).
(b)
If a Party or any of its Affiliates (or Sublicensees or permitted Genrix licensees, as applicable) receives orders for any Product for use in the other Party’s Respective Territory, the Party receiving such orders shall promptly refer such orders to the other Party or its designee and will not accept any such orders.
(c)
For clarity, each Party, its Affiliates and permitted (sub)licensees will have the right to attend, or have its designees attend, scientific or medical conferences and meetings of congresses in the other Party’s Respective Territory, subject to this Section 7.2 (No Diversion).
8.
FINANCIAL PROVISIONS
8.1
Upfront Payment. In consideration of the licenses and rights granted to Cullinan hereunder, Cullinan shall pay Genrix a one-time upfront payment of Twenty Million USD ($20,000,000) within [***] Business Days after receipt by Cullinan of an invoice in the form of Exhibit B from Genrix which invoice shall be issued by Genrix no earlier than the Effective Date.
8.2
Genrix AID Trial Payments. Cullinan shall pay Genrix (a) a one-time payment of [***] upon Cullinan’s receipt of the Interim Data Package pursuant to Section 5.1(b)(ii)(B) (Delivery of Interim Data Packages) and (b) a one-time payment of [***] upon Cullinan’s receipt of the Final Data Package pursuant to Section 5.1(b)(ii)(C) (Delivery of Final Data Packages), in each case, within [***] days after receipt by Cullinan of an invoice in the form of Exhibit B from Genrix which invoice shall be issued by Genrix no earlier than Cullinan’s receipt of the Interim Data Package or Final Data Package, as applicable. [***].
8.3
Milestone Payments.
(a)
Development Milestones. In further consideration of the licenses and rights granted to Cullinan hereunder, upon the first achievement by Cullinan, its Affiliate, or its or their Sublicensee of a Development Milestone set forth below for a Product, the corresponding one-time Development Milestone Payment shall become payable by Cullinan to Genrix:

	Development Milestone	Development Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

	Development Milestone	Development Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total		$292,000,000

(b)
Sales Milestones. In further consideration of the licenses and rights granted to Cullinan hereunder, upon the first achievement by Cullinan, its Affiliate, or its or their Sublicensee of a Sales Milestone set forth below for the Products, the corresponding one-time Sales Milestone Payments shall become payable by Cullinan to Genrix:

Sales Milestone	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Sales Milestone	Sales Milestone Payment
[***]	[***]
Total	$400,000,000

(c)
Limitations and Clarifications Regarding Milestones.
(i)
Milestone Totals. Notwithstanding any other provision of this Agreement: (A) each Development Milestone Payment and Sales Milestone Payment shall be payable only one time on the first occurrence [***] of the applicable Milestone and no amounts shall be due for subsequent or repeated achievements of any Milestone; and (B) the maximum aggregate Development Milestone Payments and Sales Milestone Payments that may become payable shall not exceed Two Hundred and Ninety-Two Million USD ($292,000,000) or Four Hundred Million USD ($400,000,000), respectively.
(ii)
Conditional Approval. Notwithstanding anything to the contrary in this Section 8.3 (Milestone Payments), solely for purposes of [***].
(iii)
[***].
(iv)
[***].
(v)
[***].
(vi)
[***].
(vii)
[***].
8.4
Treatment of Payments. The upfront payment set forth in Section 8.1 (Upfront Payment), each payment set forth in Section 8.2 (Genrix AID Trial Payments) and each Development Milestone Payment and Sales Milestone Payment shall be non-refundable and non-creditable.
8.5
Royalty Payments.
(a)
Royalty Rate. In further consideration of the licenses and rights granted to Cullinan hereunder, Cullinan will make royalty payments to Genrix on incremental Annual Net Sales in the Territory by Cullinan, its Affiliates and Sublicensees at the applicable rates set forth below.

Annual Net Sales in the Territory	Royalty Rate
For the portion of Annual Net Sales in the Territory [***]	[***]%
For the portion of Annual Net Sales in the Territory [***]	[***]%
For the portion of Annual Net Sales in the Territory [***]	[***]%

Annual Net Sales in the Territory	Royalty Rate
For the portion of Annual Net Sales in the Territory [***]	[***]%
For the portion of Annual Net Sales in the Territory [***]	[***]%
For the portion of Annual Net Sales in the Territory [***]	[***]%

(b)
Royalty Term. Royalties will be payable on a Product-by-Product and country-by-country basis in the Territory beginning upon the First Commercial Sale of such Product in such country until the latest to occur of [***] (the “Royalty Term”). For clarity, Cullinan shall not have any obligation to pay any royalty with respect to Net Sales of any Product in any country after the Royalty Term for such Product in such country has expired.
(c)
Expiration of Royalty Term. Following the expiration of the Royalty Term on a Product-by-Product and country-by-country basis, (i) Cullinan’s licenses under Section 2.1(a) (License for the Territory) and Section 2.1(b) (License for the Genrix Territory) with respect to such Product in such country shall continue in effect, but become fully paid-up, royalty-free, transferable, perpetual and irrevocable, and (ii) [***].
(d)
Royalties Payable Once. For the avoidance of doubt, royalties shall be payable only once with respect to the same unit of Product.
8.6
Royalty Reductions.
(a)
Know-How Royalty. On a Product-by-Product and country-by-country basis in the Territory, during any period of the Royalty Term for a Product in which there is no Valid Claim of [***] in such country, then the royalty rates specified under Section 8.5(a) (Royalty Rate) for such Product in such country will be reduced by [***] percent ([***]%) during any such period until the expiration of the Royalty Term for such Product in such country to reflect the agreed value of Know-How within the Genrix Technology for such country.
(b)
Biosimilar Entry. On a country-by-country and Product-by-Product basis in the Territory, if at any time during the applicable Royalty Term a Biosimilar Product is sold in such country, then:
(i)
if the aggregate Net Sales of such Product in such country in any [***] are at least [***] percent ([***]%) lower as compared to the average Net Sales of such Product in such country during the [***] immediately preceding the Calendar Quarter in which the Biosimilar Product was first sold, then, following such [***] and for the remainder of the applicable Royalty Term, the royalty rates applicable to the Net Sales of such Product in such country pursuant to Section 8.5(a) (Royalty Rate) shall be reduced by [***] percent ([***]%); and
(ii)
if the aggregate Net Sales of such Product in such country in any [***] are at least [***] percent ([***]%) lower as compared to the average Net Sales of such Product in such country during [***] immediately preceding the Calendar Quarter in which the

Biosimilar Product was first sold, then, following such [***] and for the remainder of the applicable Royalty Term [***] percent ([***]%).
(c)
Third Party Obligations.
(i)
Notwithstanding any other provision of this Agreement, Genrix shall remain responsible for the payment of all royalty, milestone and other payment obligations, if any, due to Third Parties with respect to any Genrix Patents or Genrix Know-How which have been acquired or licensed by Genrix or any of its Affiliates and are licensed or sublicensed to Cullinan under this Agreement and which payment arises or becomes due as a result of or in connection with the Exploitation of Compounds or Products by or on behalf of Cullinan, its Affiliates or Sublicensees in the Territory under this Agreement. All such payments shall be made promptly by Genrix in accordance with the terms of the applicable acquisition or license agreement.
(ii)
In the event that Cullinan, its Affiliate, Sublicensee or Distributor reasonably determines that rights to or with respect to Patent Rights, Know-How or other intellectual property ([***]) owned or otherwise controlled by a Third Party are necessary to Exploit a Compound or Product in a country in the Territory, [***].
(d)
Inflation Reduction Act Deductions. If a Product is designated as a Selected Drug by the Secretary of the U.S. Department of Health and Human Services, and Cullinan is required to negotiate a Maximum Fair Price that will apply to sales of such Product during the Price Applicability Period, then the royalty rates applicable to the Net Sales of such Product in the United States pursuant to Section 8.5(a) (Royalty Rate) shall be reduced [***].
8.7
Royalty Floor; Carry Forward. In no event will the royalty rates applicable to a Product in a country after the operation of deductions contemplated by Section 8.6 (Royalty Reductions) be reduced by more than [***] percent ([***]%) from the royalty rates applicable to such Product pursuant to Section 8.5(a) (Royalty Rate) as a result of the operation of deductions contemplated by Section 8.6 (Royalty Reductions). Any amount that Cullinan is entitled to deduct pursuant to Section 8.6 (Royalty Reductions) that is not so deducted by reason of the application of this Section 8.7 (Royalty Floor; Carry Forward) (an “Unused Deduction”) shall be carried forward and Cullinan may deduct the amount of such Unused Deduction (or a portion thereof) from subsequent royalties due to Genrix pursuant to this Agreement until the full amount that Cullinan is entitled to deduct pursuant to Section 8.6 (Royalty Reductions) is deducted [***].
8.8
No Projections. Genrix and Cullinan acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Product, and that the Milestones and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and royalty obligations to Genrix in the event such Milestones or Net Sales levels are achieved. NEITHER GENRIX NOR CULLINAN MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED.
9.
REPORTS AND PAYMENT TERMS
9.1
Payment Terms.
(a)
Milestones. Cullinan shall provide Genrix with written notice of the achievement of (i) each Development Milestone within [***] days [***], and (ii) each Sales Milestone in the Sales & Royalty Report provided pursuant to Section 9.1(b) (Royalties) for the [***]. After receipt of a notice of the achievement of a Milestone, Genrix shall submit an invoice to Cullinan substantially in the form of Exhibit B with respect to the corresponding Milestone Payment; provided, that no such invoice shall be submitted prior to (A) receipt of notice of achievement of the applicable Milestone or (B) with respect to [***], [***]. Cullinan shall make the Milestone Payment within [***] days after receipt of such invoice.
(b)
Royalties. Within [***] days after each Calendar Quarter during the Term following the First Commercial Sale of a Product, Cullinan will provide Genrix a Sales & Royalty Report. Genrix shall submit an invoice to Cullinan substantially in the form of Exhibit B with respect to the royalty amount shown therein. Cullinan shall pay such royalty amount within [***] days after receipt of the invoice.
(c)
Other Payments. For any other payment, each Party shall provide to the other Party an invoice for all amounts due to it under this Agreement. Unless otherwise noted, payments of undisputed amounts in such invoices shall be made within [***] days of the other Party’s receipt of the applicable invoice. In the event that the invoiced Party disputes any portion of an invoice, it shall notifying the invoicing Party in writing within [***] days after the receipt of such invoice. The Parties shall use good faith efforts to resolve such dispute. Invoices to Cullinan shall be substantially in the form set forth in Exhibit B.
(d)
Wire Transfer. All payments from Cullinan to Genrix shall be made by wire transfer in USD to the credit of a bank account of Genrix as may be designated by Genrix in this Agreement or in writing to Cullinan. Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location.
(e)
Effective Date. For the avoidance of doubt, no payments shall become due and payable under or in connection with this Agreement unless and until this Agreement becomes effective.
9.2
Currency; Offsets. All payments under this Agreement shall be payable in USD. When conversion of payments from any foreign currency is required to be undertaken by Cullinan, the USD equivalent shall be calculated using Cullinan’s then-current standard exchange rate methodology as applied in its consolidated financial statements. Each Party shall have the right to offset any payment that is owed by the other Party but not timely paid against any payments owed to the other Party, if any, under this Agreement.
9.3
Taxes.
(a)
Income Taxes. Except as otherwise provided in this Section 9.3 (Taxes), each Party shall be responsible for its own taxes (including taxes imposed on or measured by Net Sales, capital, franchise or similar taxes pursuant to Applicable Law).
(b)
Indirect Taxes. Except as otherwise provided in this Section 9.3 (Taxes), any payments made under this Agreement are exclusive of any transfer taxes such as sales, use, transfer, documentary, stamp, registration, VAT, goods or service (GST), or similar tax (each, an “Indirect Tax”), which shall be added thereon as applicable. If any Indirect Tax is required with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement pursuant to Applicable Law, Cullinan shall pay such Indirect Tax at the applicable rate with respect to any such payments following the receipt of an invoice appropriately issued by Genrix (or its designated Affiliate) in full compliance with Applicable Law applicable to Indirect Taxes, which will not reduce or otherwise affect the net amount payable to Genrix under this Agreement, namely after accounting for any Indirect Taxes paid by Cullinan, the amount received by

Genrix will equal the amount it would have received had no Indirect Taxes been imposed. The Parties will reasonably cooperate to issue valid tax invoices for all amounts due under this Agreement consistent with Applicable Law irrespective of whether the sums may be netted for settlement purposes. The Parties shall reasonably cooperate to report, eliminate or minimize the amount of any Indirect Tax imposed on the transactions contemplated in this Agreement.
(c)
Withholding Taxes. In the event any payments made by Cullinan to Genrix pursuant to this Agreement shall become subject to withholding taxes under the Applicable Law of any jurisdiction, or if it is unclear whether Applicable Law requires such withholding, including extra-territorial taxation, Cullinan shall be authorized to deduct and withhold the amount of such taxes for the account of Genrix to the extent required by Applicable Law and pay the withholding tax to the relevant tax authority, so that only the correspondingly reduced amount less withholding tax is paid out to Genrix. Cullinan shall deliver to Genrix proof of the withholding tax payment. Any such amounts withheld and paid to any such tax authority shall be deemed to have been paid to Genrix for purposes of this Agreement, in full satisfaction of Cullinan’s obligation with respect to such amounts.

Cullinan and Genrix shall make all reasonable efforts to obtain relief or reduction of withholding tax under the applicable tax treaties, including the submission or issuance of requisite forms and information. If a special procedure is required for treaty relief by law, a treaty relief based on a tax treaty will only be taken into account if Genrix submits an exemption certificate to Cullinan in accordance with legal requirements at the time of the payment to Genrix. All refunds of withholding taxes granted by the competent tax authority and related interest, if previously taken by Cullinan, shall be paid to Genrix net of costs (including taxes) associated with obtaining or receiving any such refund. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes or similar obligations resulting from payments made under this Agreement.

9.4
Records and Audit Rights.
(a)
Cullinan shall keep, and shall cause its Affiliates and its and their Sublicensees to keep complete, true and accurate books and records reasonable detail in accordance with its Accounting Standards in relation to this Agreement, including in relation to Net Sales and royalties. Cullinan will keep such books and records for at least [***] years (or such other longer period as required under Applicable Law) following the Calendar Quarter to which they pertain.
(b)
Genrix may, upon written request to Cullinan, cause an internationally-recognized independent accounting firm (which is reasonably acceptable to Cullinan) (the “Auditor”) to inspect the relevant records of Cullinan or its Affiliates and the related reports, statements and books of accounts, as applicable, to verify the Sales Milestone Payments or the royalties payable by Cullinan. Before beginning its audit, the Auditor shall execute an undertaking acceptable to Cullinan by which the Auditor shall agree to keep confidential all information reviewed during such audit. The Auditor shall have the right to disclose to Genrix only its conclusions regarding any payments owed under this Agreement.
(c)
Cullinan and its Affiliates shall make their records relating to each Sales & Royalty Report available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Genrix. The records shall be reviewed solely to verify the accuracy and completeness of Net Sales, royalties and Sales Milestones as calculated in accordance with this Agreement. Such inspection right shall not be exercised more than [***] in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. In addition, Genrix and the Auditor shall only be entitled to audit the relevant books and records of Cullinan from the [***] Calendar Years prior to the Calendar Year in which the audit request is made. Genrix agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, which information shall constitute the Confidential Information of Cullinan.
(d)
The Auditor shall provide its audit report and basis for any determination to Cullinan at the time such report is provided to Genrix. Cullinan shall have the right to request a further determination by such Auditor as to matters which Cullinan disputes within [***] days following receipt of such report. Cullinan will provide Genrix and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Neutral Auditor”). The decision of the Neutral Auditor shall be final.
(e)
In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by Cullinan, the underpaid or overpaid amount shall be settled promptly, including in the case of any overpayment, offset by Cullinan, at its election, against future royalties or Sales Milestones hereunder.
(f)
Genrix shall pay for such audits, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder. In addition, if an underpayment of more than [***] percent ([***]%) of the total payments due for the applicable audit period is discovered, the fees and expenses charged by the Auditor or Neutral Auditor shall be paid by Cullinan.
9.5
Late Payment. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest from the date on which such payment was originally due until the date of payment at an annual rate equal to the lesser of (a) [***] percent ([***]%), plus the prime rate effective for the date that payment was due, as published by the Wall Street Journal, Eastern U.S. Edition, on the date such payment was due (or, if unavailable on such date, the first date thereafter on which such rate is available) and (b) the maximum rate permitted under Applicable Law. Any interest will accrue from day to day and is calculated based on the actual number of days elapsed from the payment due date to the actual payment date for an undisputed payment and [***] days. Interest is compounded monthly.
10.
INTELLECTUAL PROPERTY RIGHTS
10.1
Ownership of Technology.
(a)
Each Party shall solely own any Inventions made solely by it and its Affiliates’, licensees’, and sublicensees’ employees, agents, or contractors. The Parties shall jointly own any Inventions that are made jointly by employees, agents, or contractors of one Party and its Affiliates, licensees, or sublicensees together with employees, agents, or contractors of the other Party and its Affiliates, licensees, or sublicensees (“Joint Inventions”). All Patent Rights claiming patentable Joint Inventions shall be referred to herein as “Joint Patents”. All Know-How within the Joint Inventions shall be referred to herein as “Joint

Know-How”. Subject to Section 5.1(b)(ii)(D) (Treatment of Information), for clarity, as between the Parties, Genrix shall solely own all Data (including the Interim Data Package, the Interim Follow-Up Data Package, the Final Data Package, and the Final Follow-Up Data Package) and other intellectual property rights generated or arising from the Genrix AID Trial Activities, and such Data and other intellectual property rights will be part of the Genrix Technology subject to the terms of this Agreement, including the licenses to Cullinan pursuant to Section 2.1(a) (License for the Territory) and Section 2.1(b) (License for the Genrix Territory).
(b)
Ownership of all Inventions shall be based on inventorship, as determined in accordance with Applicable Law in the United States (without regard to conflict of laws) irrespective of where such invention occurs.
(c)
Except to the extent that Genrix is restricted by the licenses granted to Cullinan under this Agreement (including, for clarity, Cullinan’s license under Genrix’s interest in Joint Inventions, Joint Know-How and Joint Patents pursuant to Section 2.1(a) (License for the Territory) and Section 2.1(b) (License for the Genrix Territory)), each Party shall be entitled to practice, license (through multiple tiers), assign, and otherwise exploit the Joint Inventions, Joint Know-How and Joint Patents in all countries and jurisdictions without the duty of accounting (including accounting for or sharing any income from licensing, which rights under Applicable Law are irrevocably waived by each Party) or seeking consent from the other Party; provided, that neither Party nor its Affiliates shall assign to any Third Party its interest in any Joint Inventions, Joint Know-How or Joint Patents without the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).
(d)
Each Party shall promptly disclose to the other Party all Inventions to the extent necessary or reasonably useful for the Exploitation of any Compound or Product, including all invention disclosures or other similar documents submitted to such Party or its Affiliates’, licensees, or sublicensees’, together with employees, agents, or contractors of such Party or its Affiliates, licensees, or sublicensees relating to such Inventions, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Inventions.
(e)
Each Party shall cause all Persons who conceive, reduce to practice, discover, develop or otherwise make any Inventions by or on behalf such Party or its Affiliates under or in connection with this Agreement to assign (or be under an obligation to assign if unable to cause such Person to assign despite using commercially reasonable efforts) their rights in any Inventions resulting therefrom to such Party, and any Patent Rights, copyright or other intellectual property rights with respect thereto, except where prohibited by Applicable Law. Without limitation of the foregoing, Genrix shall ensure that it and its Affiliates:
(i)
have an inventor reward and remuneration policy that is legally compliant under Applicable Law; and
(ii)
in an agreement between (A) Genrix or its Affiliates on the one hand, and (B) each employee in the PRC who perform activities under this Agreement, or who conceives, reduces to practice, discovers, develops or otherwise makes any Inventions by or on behalf of Genrix or its Affiliates under or in connection with this Agreement, on the other hand, a waiver of pre-emption rights under the laws of the PRC, including Article 847 of the PRC Civil Code, to the effect that such employees confirm that they will not have any right or claim on or to any such Inventions, Patent Rights or other intellectual property rights derived from their work, except for the reward and remuneration they are entitled to under the aforementioned inventor reward and remuneration policy.

Without limiting the foregoing, each Party acknowledges that the other Party and its Affiliates shall not be responsible or liable for any claims for compensation, reward or remuneration by an employee of such first Party or its Affiliates or its or their (sub)licensees (such claims, “Inventor Compensation Claims”), whether such claim is in connection with Genrix Patents, Cullinan Reversion Patents, Joint Patents or Patent Rights Controlled by Cullinan or Genrix or their respective Affiliates, or whether such employee is an inventor or co-inventor of an Invention described or claimed in a Patent Right filed by or on behalf of the other Party (including its Affiliates and its or their (sub)licensees) or otherwise contributes to any Invention, and the first Party shall be solely responsible for all such Inventor Compensation Claims under Applicable Law.

(f)
At all times during the Term, Genrix shall, and shall cause all of its Affiliates to, (i) promptly, and in any event within [***] days, after conception, creation or assignment thereof by any such Affiliate, assign all of its and their right, title and interest in and to the Genrix Technology to Genrix, (ii) promptly record any such assignment of a Genrix Patent with the relevant patent offices, and (iii) ensure that any other Genrix Technology not referenced in the prior clauses (i) and (ii) is owned by, assigned to, and (as applicable) registered with the applicable patent office in the name of Genrix.
10.2
Prosecution and Maintenance.
(a)
Product-Specific Patents and Joint Patents. As between the Parties:
(i)
with respect to any (A) Product-Specific Patents (other than any [***] Patents) and (B) Joint Patents, (x) Cullinan will have, with respect to the Territory, the first right, and (y) Genrix will have, with respect to the Genrix Territory, the first right, in each case, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain all such Product-Specific Patents and Joint Patents in its Respective Territory at its sole cost and expense. The responsible Party will keep the other Party reasonably informed of the status of such Product-Specific Patents and Joint Patents and will promptly provide the other Party with (I) material correspondence received from any patent authorities in connection therewith and (II) all relevant information relating to the prosecution or maintenance of such Product-Specific Patents or Joint Patents. In addition, the responsible Party will promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authorities with respect to such Product-Specific Patents or Joint Patents for the non-responsible Party’s review and comment prior to the submission of such proposed filings and correspondence. The responsible Party will notify the other Party of any decision to cease prosecution or maintenance of any such Product-Specific Patent or Joint Patent in any country or other jurisdiction in its Respective Territory, in which case the responsible Party will provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Product-Specific Patent or Joint Patent. In such event, the responsible Party shall permit the other Party, at the other Party’s discretion and expense, to continue prosecution or maintenance of such Product-Specific Patent or Joint Patent in such country or other jurisdiction.
(ii)
with respect to any [***] Patents, Genrix will have, (A) with respect to the Genrix Territory, the sole right, and (B) with respect to the Territory, the first right, in each case, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain all such [***] Patents at its sole cost and expense. Genrix will keep Cullinan reasonably informed of the status of such [***] Patents and will promptly provide Cullinan with (x) material correspondence received from any patent authorities in connection therewith and (y) all relevant information relating to the prosecution or maintenance of such [***] Patents. In addition, Genrix will promptly provide Cullinan with drafts of all proposed material filings and correspondence to any patent authorities with respect to the [***] Patents for Cullinan’s review and comment prior to the submission of such proposed filings and correspondence. Genrix will notify Cullinan of any decision to cease prosecution or maintenance of any [***] Patent in any country or other jurisdiction in the Territory, in which case Genrix will provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such [***] Patent. In such event, Genrix shall permit Cullinan, at Cullinan’s discretion and expense, to continue prosecution or maintenance of such [***] Patent in such country or other jurisdiction in the Territory.
(b)
Other Genrix Patents. As between the Parties, with respect to the Other Genrix Patents, Genrix will have (i) with respect to the Genrix Territory, the sole right, and (ii) with respect to the Territory, the first right, in each case, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain the Other Genrix Patents at Genrix’s sole cost and expense. Genrix will keep Cullinan reasonably informed of the status of the Other Genrix Patents and will promptly provide Cullinan with (A) material correspondence received from any patent authorities in connection therewith and (B) all relevant information relating to the prosecution or maintenance of such Other Genrix Patents. In addition, Genrix will promptly provide Cullinan with drafts of all proposed material filings and correspondence to any patent authorities with respect to the Other Genrix Patents for Cullinan’s review and comment prior to the submission of such proposed filings and correspondence. Genrix will notify Cullinan of any decision to cease prosecution or maintenance of any Other Genrix Patent in any country or other jurisdiction in the Territory, in which case Genrix will provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Other Genrix Patent. In such event, Genrix shall permit Cullinan, at Cullinan’s discretion and expense, to continue prosecution or maintenance of such Other Genrix Patent in such country or other jurisdiction in the Territory.
(c)
Cooperation. Each Party will provide the other Party, at the other Party’s request and expense, all reasonable assistance and cooperation in the patent prosecution and maintenance efforts under this Section 10.2 (Prosecution and Maintenance), including providing any necessary powers of attorney and access to relevant persons and executing all required documentation for such prosecution.
(d)
Patent Term Extension and Supplementary Protection Certificate. Subject to Section 10.2(a) (Product-Specific Patents and Joint Patents), where applicable to a Product in the Territory, Cullinan will have the sole right and discretion to determine whether to file for a patent term extension or supplementary protection certificate for the Product-Specific Patents and Joint Patents. Genrix and Cullinan shall reasonably cooperate with respect to such decisions regarding, and applications for, such patent term extensions or supplementary protection certificates in the Territory, including extensions pursuant to 35 U.S.C. § 156 et. seq. The Parties shall provide prompt and reasonable assistance including by taking such action as patent holder as is required under any Applicable Law to obtain such patent term extension or supplementary protection certificate in the Territory.
(e)
UPC Opt-Out and Opt-In. With respect to any Compound or Product, Cullinan shall have the sole right to make decisions regarding the Opt-Out or Opt-In under the Article

83(4) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01), with respect to any Product-Specific Patents and Joint Patents, and pay all fees associated with such decisions. Genrix shall assist Cullinan in any submissions at Cullinan’s cost, including providing all necessary documents and making all necessary submissions as a Patent Right owner.
10.3
Patent Enforcement and Defense.
(a)
Notification. Each Party will promptly notify the other Party of any infringement, misappropriation, or other violation by a Third Party of any of the Genrix Patents or Joint Patents in the Field anywhere in the world of which it becomes aware, including any notification pursuant to 42 U.S.C. § 262(k) for a Section 351(k) Biosimilar Application in the United States, or similar provisions in other jurisdictions, and of any request for declaratory judgment, opposition, nullity action, interference, inter-partes reexamination, inter-partes review, post-grant review, derivation proceeding, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Genrix Patents or Joint Patents (collectively, “Third Party Infringement”).
(b)
Product-Specific Patents and Joint Patents.
(i)
For any Third Party Infringement of Product-Specific Patents (other than any [***] Patents) or Joint Patents, as between the Parties, Cullinan will have (A) with respect to the Territory, the sole right, and (B) with respect to the Genrix Territory, the first right, in each case, but not the obligation, to bring and control any legal action in connection with any such Third Party Infringement at its expense as it reasonably determines appropriate (including deciding on any litigation strategy), including (x) if appropriate, naming the other Party as a party in suit and (y) deciding which such Product-Specific Patents or Joint Patents will be enforced or defended in such a legal action and how such enforcement or defenses shall be pursued. If Cullinan fails to bring an action or proceeding with respect to, or to terminate, such Third Party Infringement in the Genrix Territory: (I) within [***] days following the notice of alleged infringement or (II) prior to [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Genrix shall have the right to bring and control any such action in the Genrix Territory at its expense and by counsel of its own choice, and Cullinan shall have the right, at its expense, to be represented in any such action by counsel of its own choice; provided, however, that if Cullinan notifies Genrix in writing prior to [***] days before such time limit for the filing of any such action that Cullinan intends to file such action before the time limit, then Cullinan shall be obligated to file such action before the time limit, and Genrix will not have the right to bring and control such action.
(ii)
For any Third Party Infringement of [***] Patents, as between the Parties, Genrix will have, (A) with respect to the Genrix Territory, the sole right, and (B) with respect to the Territory, the first right, in each case, but not the obligation, to bring and control any legal action in connection with any such Third Party Infringement at its expense as it reasonably determines appropriate (including deciding on any litigation strategy), including (x) if appropriate, naming the other Party as a party in suit and (y) deciding which such [***] Patents will be enforced or defended in such a legal action and how such enforcement or defenses shall be pursued. If Genrix fails to bring an action or proceeding with respect to, or to terminate, such Third Party Infringement in any country or other jurisdiction in the Territory: (I) within [***] days following the notice of alleged infringement or (II) prior to [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first,

Cullinan shall have the right to bring and control any such action in such country or other jurisdiction in the Territory at its expense and by counsel of its own choice, and Genrix shall have the right, at its expense, to be represented in any such action by counsel of its own choice; provided, however, that if Genrix notifies Cullinan in writing prior to [***] days before such time limit for the filing of any such action that Genrix intends to file such action before the time limit, then Genrix shall be obligated to file such action before the time limit, and Cullinan will not have the right to bring and control such action.
(c)
Other Genrix Patents. For any Third Party Infringement of Other Genrix Patents, as between the Parties, Genrix will have (i) with respect to the Genrix Territory, the sole right, and (ii) with respect to the Territory, the first right, in each case, but not the obligation, to bring and control any legal action in connection with any such Third Party Infringement at its expense as it reasonably determines appropriate (including deciding on any litigation strategy), including (A) if appropriate, naming the other Party as a party in suit and (B) deciding which such Other Genrix Patents will be enforced or defended in such a legal action and how such enforcement or defenses shall be pursued. If Genrix fails to bring an action or proceeding with respect to, or to terminate, such Third Party Infringement in the Territory: (x) within [***] days following the notice of alleged infringement or (y) prior to [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Cullinan shall have the right to bring and control any such action in the Territory at its expense and by counsel of its own choice, and Genrix shall have the right, at its expense, to be represented in any such action by counsel of its own choice; provided, however, that if Genrix notifies Cullinan in writing prior to [***] days before such time limit for the filing of any such action that Genrix intends to file such action before the time limit, then Genrix shall be obligated to file such action before the time limit, and Cullinan will not have the right to bring and control such action.
(d)
Cooperation. Each Party shall provide to the Party bringing a legal action in connection with Third Party Infringement under Sections 10.3(b)-(c) (the “Enforcing Party”) reasonable assistance in any such action, at such Enforcing Party’s request and expense, including furnishing a power of attorney solely for such purpose or join in, or be named as a necessary party to, such action. The Enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. The other Party shall be entitled to separate representation in such matter by counsel of its own choice and at its expense, but such Party shall at all times cooperate reasonably with the Enforcing Party. The Enforcing Party shall have the right to settle any Third Party Infringement; provided, that neither Party shall have the right to settle any Third Party Infringement in a manner that imposes any costs or liability on, or involves any admission by, the other Party, or any admission of the invalidity of applicable Patent Rights, without the express written consent of such other Party, not to be unreasonably withheld, conditioned or delayed.
(e)
Expenses and Recoveries. Any recoveries resulting from such an action relating to a Claim of Third Party Infringement shall be first applied proportionally against payment of each Party’s costs and expenses in connection therewith. In the Territory, (i) if Cullinan brought such action, any remainder will be [***] and (ii) if Genrix brought such action, any remainder shall be [***]. In the Genrix Territory, (A) if Genrix brought such action, any remainder [***] and (B) if Cullinan brought such action, any remainder shall be [***].

10.4
Infringement Claims by Third Parties.
(a)
Notification. If the Exploitation of a Compound or Product pursuant to this Agreement results in, or would reasonably be expected to result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by either Party (or its Affiliates or its or their Sublicensees or permitted Genrix licensees, as applicable) (a “Patent Infringement Claim”), including any defense or counterclaim in connection with an infringement action initiated pursuant to Section 10.3 (Patent Enforcement and Defense), the Party subject to the Patent Infringement Claim shall promptly notify the other Party in writing.
(b)
Defense. Except as otherwise provided in Article 15 (Indemnification; Liability; Insurance), each Party shall have the sole right, but not the obligation, to defend and control the defense of any Patent Infringement Claim in its Respective Territory at its own expense using counsel of its own choice. The other Party may participate in any such Patent Infringement Claim with counsel of its choice at its own expense and will reasonably cooperate with the defending Party in connection with conducting the defense of any Patent Infringement Claim, including by executing all papers and performing such acts as reasonably required to join as a party.
(c)
Recovery. Each Party shall keep the other Party reasonably informed of all material developments in connection with any Patent Infringement Claim. Any recoveries by a Party of any sanctions, attorney’s fees or costs awarded to such Party and against a party asserting a claim being defended under this Section 10.4 (Infringement Claims by Third Parties) shall be applied as follows: [***].
10.5
Obviousness-Type Double Patenting. Notwithstanding anything to the contrary in this Article 10 (Intellectual Property Rights), if an Other Genrix Patent receives a non-final or final rejection from a Governmental Authority during the prosecution thereof for obviousness or obviousness-type (or non-statutory) double patenting where a Product-Specific Patent is alleged or deemed to be invalidating prior art or the reference Patent Right for such Other Genrix Patent, then such Other Genrix Patent shall thereafter be considered a Product-Specific Patent for purposes of this Article 10 (Intellectual Property Rights).
10.6
Confirmatory Patent Licenses. Genrix shall, if requested to do so by Cullinan, immediately enter into confirmatory license agreements in the form or substantially the form reasonably requested by Cullinan for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory. Until the execution of any such confirmatory licenses, so far as may be legally possible, Cullinan shall have the same rights in respect of the applicable Patent Rights and the Parties shall be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.
10.7
Trademarks. The Parties will discuss in good faith developing and adopting certain appropriate colors, logos, images, symbols, and other trademarks to be used in connection with the Commercialization of the Products on a global basis; provided, that each Party shall have the right to brand the Products in its Respective Territory using its trademarks and any other of its trademarks and trade names it determines appropriate for the Products in accordance with Applicable Law, which may vary by country or within a country (“Product Marks”); provided, further, that prior to Genrix, its Affiliate or any permitted Genrix licensee filing, registering, prosecuting or otherwise using any Product Mark in the Genrix Territory, Genrix shall provide such Product Mark to Cullinan for its review and consider in good faith any reasonable comments received from Cullinan. Subject to the foregoing, each Party shall own all rights in its Product Marks and prosecute, maintain, enforce and defend its Product Marks in the countries and regions in the Territory or Genrix Territory, as applicable, it determines reasonably necessary and at its own expense; provided, that each Party will assist and cooperate with the other Party as such Party may reasonably request from time to time in connection with its activities set forth in this Section 10.7 (Trademarks), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, any applicable action; provided, further, that each Party shall retain any damages or other amounts collected in connection therewith.
10.8
Common Interest. All information exchanged between the Parties regarding the prosecution, maintenance, enforcement and defense of Patent Rights and Product Marks under this Article 10 (Intellectual Property Rights) shall be deemed to be Confidential Information of the Disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such prosecution, maintenance, enforcement and defense, the interests of the Parties as collaborators and licensor or licensee are to, for their mutual benefit, obtain patent protection and plan patent defense against potential patentability or invalidity challenges or infringement activities by Third Parties, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patent Rights or Product Marks under this Article 10 (Intellectual Property Rights), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 10 (Intellectual Property Rights) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (which may include entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.
11.
CONFIDENTIALITY
11.1
Duty of Confidence. Subject to the other provisions of this Article 11 (Confidentiality), all Confidential Information disclosed by a Disclosing Party under this Agreement will be maintained in confidence and otherwise safeguarded by the Recipient Party. The Recipient Party may use the Confidential Information solely for the purposes of this Agreement and pursuant to the rights granted to the Recipient Party under this Agreement. Subject to the other provisions of this Article 11 (Confidentiality) and Article 16 (Publications and Publicity), each Party and its Affiliates shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such Recipient Party maintains its own confidential information but in no event with less than a reasonable degree of care. Subject to the other provisions of this Article 11 (Confidentiality) and Article 16 (Publications and Publicity), a Recipient Party may only disclose Confidential Information of the Disclosing Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided, that (a) such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement, and (b) the Recipient Party shall remain liable to the Disclosing Party for such Persons’ breach of the confidentiality provisions of this Agreement.
11.2
Exceptions. The obligations under this Article 11 (Confidentiality) shall not apply to any information to the extent that such information:
(a)
is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Recipient Party;
(b)
was known to, or was otherwise in the possession of, the Recipient Party prior to the time of disclosure by the Disclosing Party, as demonstrated by competent evidence;

(c)
is disclosed to the Recipient Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party; or
(d)
is independently developed by or on behalf of the Recipient Party, as evidenced by its written records, without reference to the Confidential Information disclosed by the Disclosing Party under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient Party unless the combination and its principles are in the public domain or in the possession of the Recipient Party.

11.3
Authorized Disclosures.
(a)
In addition to disclosures allowed under Sections 11.1 (Duty of Confidence) and 11.2 (Exceptions), the Recipient Party may disclose Confidential Information belonging to the Disclosing Party or its Affiliates to the extent such disclosure is reasonably necessary in the following instances: (i) filing, prosecuting, defending, or maintaining Patent Rights in accordance with this Agreement; (ii) in connection with Regulatory Filings for Products in accordance with this Agreement; (iii) prosecuting or defending litigation in accordance with this Agreement; (iv) complying with applicable court orders or governmental regulations (including by reason of filing with a securities exchange on which the Recipient Party’s or its Affiliate’s securities are listed, but subject to Section 16.2 (Publicity)); or (v) complying with risk management and adverse event reporting requirements (including to Regulatory Authorities, investigators, ethical committees and internal review boards, and other Third Parties).
(b)
In addition:
(i)
Cullinan and its Affiliates and its and their Sublicensees and Distributors may disclose Confidential Information of Genrix or its Affiliates to Third Parties as may be reasonably necessary or useful in connection with the Exploitation of the Compounds or Product(s) as contemplated by this Agreement, including in connection with subcontracting transactions; and
(ii)
Genrix, its Affiliates and permitted Genrix licensees and its and their distributors may disclose Confidential Information provided by Cullinan to Genrix pursuant to Section 5.2(f)(ii) (By Cullinan to Genrix) to Third Parties as may be reasonably necessary or useful in connection with the Exploitation of the Compounds or Product(s) as contemplated by this Agreement, including in connection with subcontracting transactions;

provided, that, in each case ((i) and (ii)), (A) such Third Parties are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement, and (B) the Recipient Party shall remain liable to the Disclosing Party for such Third Parties’ breach of the confidentiality provisions of this Agreement.

(c)
Subject to Section 16.2(c) (Securities Filings and Other Disclosures) and Section 16.4 (Filing of this Agreement in the PRC), in the event the Recipient Party is required to disclose Confidential Information of the Disclosing Party by law, regulation, rules of any securities exchange, or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided, that the Recipient Party: (i) informs the Disclosing Party as soon as reasonably practicable after becoming aware of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the Disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.
11.4
Return of Confidential Information. Upon early termination of this Agreement for any reason, each Party and its Affiliates shall (and shall cause its and their Sublicensees or permitted Genrix licensees, as applicable to) immediately return to the other Party or destroy (at the Recipient Party’s discretion) all tangible items bearing or containing any Confidential Information disclosed by the other Party or any of its Affiliates, and certify in writing to the Disclosing Party its compliance with the foregoing requirement, except for one (1) copy which may be retained in its confidential files for archive or compliance purposes. Each Party and its Affiliates will also be permitted to retain such additional copies of or any computer records or files containing the other Party’s or any of its Affiliates’ Confidential Information that have been created solely by automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the retaining Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement.
11.5
Prior Agreement. This Agreement supersedes the CDA. All confidential information exchanged between the Parties under the CDA will, as of the Effective Date, be deemed Confidential Information of the Disclosing Party and will be subject to the terms of this Agreement.
12.
TERM AND TERMINATION
12.1
Term. The term of this Agreement will commence upon the Effective Date and continue until the expiration of the last-to-expire Royalty Term, unless earlier terminated as permitted by this Agreement (the “Term”).
12.2
Termination.
(a)
Termination for Material Breach. If either Cullinan or Genrix is in material breach of this Agreement, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [***] days after the breaching Party’s receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, however, that if such breach is capable of being cured but cannot be cured within such [***]-day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach, not to exceed an additional [***] days. In the event that arbitration is commenced in accordance with Section 17.6 (Dispute Resolution) with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 12.2(a) (Termination for Material Breach) shall take effect until the resolution of such arbitration, and either Party’s right to terminate this Agreement and such cure periods described above shall be tolled during the pendency of any Dispute under Section 17.6 (Dispute Resolution) regarding the alleged breach.
(b)
Termination for Insolvency. To the extent permitted by Applicable Law, each Party may terminate this Agreement following the Effective Date upon (i) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, including such proceedings commenced by the other Party seeking to have an order for relief entered with respect to such other Party, seeking to adjudicate such other Party as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such other Party or its debts, (ii) the appointment of a receiver, trustee, custodian, conservator or other similar official over all or substantially all property of such other Party, or (iii) an assignment of a substantial portion of the assets for the benefit of creditors by such other Party (each of the events or occurrences described in sub-clauses (i) through (iii), an “Insolvency Event”); provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.
(c)
Termination by Cullinan for Safety or Regulatory Issue. Cullinan may terminate this Agreement upon [***] days’ written notice to Genrix where Cullinan determines that a safety issue or regulatory issue exists which would be reasonably expected to adversely affect the Development, Manufacture, or Commercialization of any Compound or Product.
(d)
Termination by Cullinan for Convenience. Cullinan may terminate this Agreement for any reason or no reason at any time in its entirety or on a Product-by-Product or, to the extent within the Territory, country-by-country basis, on prior written notice as follows:
(i)
prior to the grant of the first Regulatory Approval for the first Product by the applicable Regulatory Authority in such country in the Territory, upon [***] days’ prior written notice to Genrix; and
(ii)
after the grant of the first Regulatory Approval for the first Product by the applicable Regulatory Authority in such country in the Territory, upon [***] days’ prior written notice to Genrix.
(e)
Termination by Genrix [***].
(f)
Termination by Genrix [***].
12.3
Rights in Insolvency.
(a)
The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Code for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including Section 365(n) of the Code, and any similar laws in any other country. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the Code and any similar laws in any other country, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.
(b)
Unless and until the bankrupt Party rejects this Agreement, the bankrupt Party shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to the other Party and shall not interfere with the rights of the other Party to such intellectual property, including the right to obtain the intellectual property from another entity.
(c)
All rights, powers and remedies of a Party provided for in this Section 12.3 (Rights in Insolvency) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country). In the event of an Insolvency Event in relation to a Party, the other Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Code). The Parties agree that they intend the following rights of a Party to extend to the maximum extent permitted by law, including for purposes of the Code: the right of access to any intellectual property (including all embodiments thereof) of the bankrupt Party but solely to the extent licensed hereunder as of the date of the Insolvency Event.
12.4
Cullinan Alternative Remedy.
(a)
In the event that Cullinan would have the right to terminate this Agreement in its entirety (and not in part) pursuant to Section 12.2(a) (Termination for Material Breach) [***], then Cullinan may, in lieu of termination, elect (in its sole discretion) by written notice to Genrix any or all of the following remedies: [***].
(b)
[***].
(c)
[***].
13.
EFFECT OF TERMINATION
13.1
Termination Generally. Upon termination (and, for clarity, not expiration) of this Agreement:
(a)
Any licenses granted by either Party to the other Party with respect to the Terminated Product in the Terminated Territory will terminate and revert to the granting Party;
(b)
Notwithstanding anything to the contrary herein, at Cullinan’s election and in its sole discretion, Cullinan and its Affiliates and Sublicensees may sell or otherwise dispose of in the Terminated Territory any inventory of any Terminated Product on hand at the time of such termination or in the process of Manufacturing for a period of [***] months following the effective date of termination; provided, that it shall continue to make the corresponding royalty or Sales Milestone payments to Genrix that become payable under this Agreement as a result of such sales or dispositions as though this Agreement had not been terminated; and
(c)
Except as set forth in this Article 13 (Effect of Termination), the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination with respect to the Terminated Product. For clarity, the provisions of Section 2.4 (Exclusivity) shall not survive any termination of this Agreement.
13.2
Reversion. Upon termination of this Agreement in its entirety or with respect to a Terminated Product by Genrix in a Terminated Territory, as applicable, pursuant to [***]:
(a)
Reversion License. Cullinan will and hereby does grant Genrix [***] license [***], under the Cullinan Reversion Technology to Exploit any Reversion Product in the Terminated Territory as such Reversion Product [***].

(b)
Regulatory Documentation and Regulatory Approvals; Data. At Genrix’s written request within [***] days of the effective date of termination, Cullinan shall, to the extent permitted by Applicable Law, transfer and assign to Genrix or its designee all of its right, title and interest in and to all U.S. and foreign regulatory submissions, Regulatory Approvals and Pricing and Reimbursement Approvals solely related to the Reversion Product(s) in the Terminated Territory and all Regulatory Documentation (including drug master files and drug dossiers) solely related to such Reversion Product(s) (other than those related to manufacturing facilities) and, in each case, necessary for the continued Exploitation of the Reversion Product(s) in the Terminated Territory. Cullinan will and will cause its Affiliates and use Commercially Reasonable Efforts to cause its Sublicensees to, take all reasonable actions necessary to transfer ownership of all such assigned Regulatory Documentation, Regulatory Approvals and Pricing and Reimbursement Approvals.
(c)
Product Marks. At Genrix’s written request within [***] days of the effective date of termination, Cullinan shall promptly transfer and assign to Genrix all of Cullinan’s and its Affiliates’ rights, title, and interests in and to Product Marks (but not any Cullinan house marks) owned by Cullinan (or its Affiliates) and used solely in connection with the Commercialization of the Reversion Product in the Terminated Territory.
(d)
Ongoing Clinical Trials. If, on the effective date of termination, Cullinan (or its Affiliate or Sublicensee) is conducting any Clinical Trial for any Reversion Product in any Terminated Territory, then, [***].
(e)
Assignment of Agreements. At Genrix’s written request within [***] days of the effective date of termination, and to the extent permitted by the applicable agreement, Cullinan shall assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to Genrix or its designee any agreement between Cullinan (or its Affiliates) and a Third Party solely relating to the Development and Commercialization of any Reversion Product in the Terminated Territory. To the extent that any agreement in the foregoing sentence is not assignable to Genrix or its designee, Cullinan will use Commercially Reasonable Efforts to obtain the consent of the counterparty to such assignment or facilitate an introduction of Genrix to such counterparty to negotiate its own agreement with respect to the relevant activities.
(f)
Wind Down. Subject to the remainder of this Article 13 (Effect of Termination), Cullinan will be responsible, at its own cost and expense, for the wind-down of Cullinan’s and its Affiliates’ and its Sublicensees’ activities with respect to the Reversion Products in the Terminated Territory.
(g)
Further Assistance. Cullinan will execute all documents, and take all such other actions that may be reasonably requested by Genrix in order to give effect to the requirements in this Section 13.2 (Reversion).
13.3
Termination by Cullinan for Safety or Regulatory Reasons. Upon termination of this Agreement in its entirety pursuant to Section 12.2(c) (Termination by Cullinan for Safety or Regulatory Issue), if Genrix provides a written request to Cullinan within [***] days of the effective date of termination, the Parties will discuss in good faith for [***] days (or such longer period as may be mutually agreed) whether to effect a reversion of the Terminated Product(s) on terms consistent with Section 13.2 (Reversion) or on other terms, in each case, to be mutually agreed.
13.4
Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation, and shall be without prejudice to any rights, accruing prior to such expiration or termination; provided, that in no event shall Genrix accrue any rights to, and Cullinan shall have no obligation to make, any milestone payment under Section 8.3 (Milestone Payments) based on any milestone event with respect to a Terminated Product in the Terminated Territory that occurs on or after the effective date of termination with respect to such Terminated Product pursuant to Article 12 (Term and Termination). Without limiting the foregoing, in addition to obligations that are expressly indicated to survive the termination or expiration of this Agreement, the provisions of the following Articles and Sections shall survive expiration or termination of this Agreement: Articles 1 (Definitions and Interpretation) (to the extent necessary to interpret other surviving sections), 8 (Financial Provisions) (solely with respect to payment obligations accruing during the Term or incurred pursuant to Article 13 (Effects of Termination)), 9 (Reports and Payment Terms) (with respect to payment obligations accruing during the Term or incurred pursuant to Article 13 (Effects of Termination), and with respect to record keeping obligations under Section 9.4 (Records and Audit Rights) solely for the time periods set forth therein), 13 (Effects of Termination), 15 (Indemnification; Liability; Insurance), and 17 (General Provisions) (except for Sections 17.2 (Change of Control of Genrix) and 17.6(a)), and Sections 5.1(f) (Development Records), 10.1 (Ownership of Technology), 10.2 (Prosecution and Maintenance) through 10.4 (Infringement Claims by Third Parties) (solely to the extent applicable to Joint Patents), and 12.3 (Rights in Insolvency). The provisions of Article 11 (Confidentiality) shall survive the termination or expiration of this Agreement for a period of [***] years.
14.
REPRESENTATIONS, WARRANTIES AND COVENANTS
14.1
Representations and Warranties by Each Party. Each Party represents and warrants to the other Party, as of the Effective Date, that:
(a)
it is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;
(b)
it has full power and authority to execute, deliver, and perform this Agreement, and has taken all action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
(c)
this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;
(d)
other than as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable regulatory materials, all consents, approvals and authorizations from all governmental authorities required to be obtained by such Party in connection with this Agreement have been obtained;
(e)
the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it or any of its Affiliates is a party, or (iii) violate any Applicable Law;
(f)
(i) neither such Party nor, to the Knowledge of such Party, any employee, agent or subcontractor of such Party involved or to be involved in the Development of the Compounds or the Products has been disqualified, including the (A) Disqualified/Totally Restricted List, (B) Restricted List and (C) Adequate Assurances List (each, a “Disqualified Person”) or debarred under Subsection (a) or (b) of Section 306 of the Act (each, a “Debarred Person”); (ii) no Disqualified Person or Debarred Person who is known by such Party to have been debarred under Subsection (a) or (b) of Section 306 of the Act will be employed by such Party in the performance of any activities hereunder; and
(g)
it and its Affiliates are not subject to any action or petition, pending or otherwise, for bankruptcy or insolvency in any state, country, or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party or any of its Affiliates becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.
14.2
Representations and Warranties by Genrix. Genrix represents and warrants to Cullinan, as of the Effective Date, that:
(a)
Exhibit A sets forth a complete and accurate list of all Product-Specific Patents (other than [***] Patents), [***] Patents and Other Genrix Patents in existence as of the Effective Date, indicating the owner or co-owner(s) thereof if such Genrix Patents are not solely owned by Genrix; [***];
(b)
there are no agreements between Genrix or any of its Affiliates and a Third Party pursuant to which Genrix or such Affiliate has in-licensed any Know-How or Patent Rights that are included in the Genrix Technology;
(c)
Genrix is the sole and exclusive owner of all of the Genrix Patents free from Encumbrances (except for the rights and licenses granted to Cullinan hereunder) and is listed in the records of the appropriate governmental agencies as the sole and exclusive owner of record for each registration, grant and application included in the Genrix Patents;
(d)
Genrix or its Affiliate has obtained from all individuals who participated in any respect in the invention or authorship of any Genrix Technology (i) effective and enforceable assignments in favor of Genrix or such Affiliate of all ownership rights of such individuals in such Genrix Technology, either pursuant to written agreement or by operation of law, and (ii) binding obligations from such individuals to maintain as confidential Genrix’s Confidential Information as well as confidential information of other parties (including Cullinan and its Affiliates) which such individuals may receive;
(e)
Genrix has the right to grant to Cullinan the licenses under the Genrix Patents and Genrix Know-How that it purports to grant under Section 2.1(a) (License for the Territory) and Section 2.1(b) (License for the Genrix Territory);
(f)
Genrix has the right to use and disclose and to enable Cullinan to use and disclose (in each case, under appropriate conditions of confidentiality) the Genrix Know-How free from Encumbrances (except for the rights and licenses granted to Cullinan hereunder);
(g)
to Genrix’s Knowledge, the patents constituting the Genrix Patents are valid and enforceable (assuming in the case of patent applications, that the claims issue substantially in their current form) without any Claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, inter-partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or threatened in writing, and Genrix has filed and prosecuted patent applications within the Genrix Patents in good faith and complied with all duties of disclosure with respect thereto;
(h)
all application, registration, maintenance, other related fees and renewal fees due and payable in respect of the Genrix Patents have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of obtaining or maintaining the Genrix Patents;

(i)
Genrix has not granted to any Third Party, including any academic organization or agency, any rights to the Compounds or any Product;
(j)
except for intellectual property rights with respect to cell lines used for the Manufacture of the Compound and the Product, the Genrix Technology comprises all of the intellectual property rights used by Genrix, its Affiliates, and, to Genrix’s Knowledge, their respective consultants and contractors in the Development of the Compounds and the Products prior to the Effective Date;
(k)
to Genrix’s Knowledge, the Exploitation of the Compounds or Products do not and will not infringe the Patent Rights or misappropriate the Know-How of any Third Party, nor has Genrix received any written notice alleging such infringement or misappropriation;
(l)
Genrix has not initiated or been involved in any Claims in which it alleges that any Third Party is or was infringing or misappropriating any Genrix Technology, nor have any such Claims been threatened by Genrix, nor does Genrix know of any valid basis for any such Claims;
(m)
to Genrix’s Knowledge, no officer or employee of Genrix or any of its Affiliates is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Genrix Technology relating to the Compounds or Products to any Third Party;
(n)
Genrix has taken reasonable precautions to preserve the confidentiality of the Genrix Know-How;
(o)
Genrix has not entered into a government funding relationship that would result in rights to any Compounds or Products residing in the U.S. Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in the Bayh-Dole Act or any similar obligations under the laws of the PRC or any other country;
(p)
Genrix has not granted any Third Party rights that would otherwise conflict or be inconsistent with Cullinan’s rights hereunder, and there are no agreements or arrangements to which Genrix or any of its Affiliates is a party relating to the Compounds, Products, Genrix Patents, or Genrix Know-How that would (i) limit the rights granted to Cullinan under this Agreement, (ii) restrict or will result in a restriction on Cullinan’s ability to Exploit the Compounds or the Products in the Territory, or (iii) require amounts to be paid to a Third Party as a result of the Exploitation of any Compound or Product in the Territory except for any amounts payable pursuant to the [***], all of which shall be paid by Genrix;
(q)
to the extent permitted by Applicable Law, Genrix or its Affiliate is the sole owner of all Data and intellectual property arising in connection with the Exploitation of the Product (including the conduct of Clinical Trials) that is necessary or reasonably useful for the purpose of Genrix seeking or maintaining Regulatory Approval of the Products in the Field in the Genrix Territory;
(r)
neither Genrix nor its Affiliates has received any written notice or other written correspondence from the FDA, EMA, NMPA or any other Regulatory Authority or institutional review board or ethics committee related to any ongoing clinical or pre-clinical studies or tests with respect to the Compounds or any Product: (i) threatening the initiation of any action to place a clinical hold order on any such studies or tests; or (ii)

otherwise requiring the termination, suspension or material modification of any such studies or tests;
(s)
all Clinical Trials for the Product have been conducted, all Data has been generated, analyzed, reviewed and stored, and all manufacturing and distribution has been conducted, in each case, with respect to Compounds and Products, in compliance with Applicable Law in all material aspects;
(t)
neither Genrix, its Affiliates nor, to Genrix’s Knowledge, any Person acting on its or their behalf has: (i) made an untrue statement of a material fact or fraudulent statement to the FDA, EMA, NMPA or any other Regulatory Authority or with respect to any Regulatory Filing; or (ii) failed to disclose a material fact required to be disclosed to the FDA, EMA, NMPA or any other Regulatory Authority, or committed any act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA, EMA, NMPA or any other Regulatory Authority to invoke its policy regarding “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy;
(u)
Genrix has instituted and maintained policies and procedures reasonably designed to prevent the alteration, falsification or manipulation of data generated or used in any Clinical Trials related to the Development, use, handling, safety, efficacy, reliability or Manufacturing of Compounds and Products and to encourage employees to report any compliance issues related thereto (and Genrix has Made Available to Cullinan copies or written summaries of any such reports);
(v)
none of the Regulatory Documentation, Genrix Patents or Genrix Know-How (i) is subject to any restriction or obligation pursuant to: (A) Article 34 of the PRC Science and Technology Progress Law (中华人民共和国科学技术进步法), or (B) Article 33 of the Interim Provisions on Intellectual Property Management for National Science & Technology Prominent Project (国家科技重大专项知识产权管理暂行规定), or (ii) has been listed as a technology restricted from export or a technology prohibited from export under the Administrative Regulations on Technology Import and Export (技术进出口管理条例), in each of (i) and (ii), as of the date of the representation, and the regulations promulgated thereunder;
(w)
each of Genrix and its Affiliates is and has been in compliance with all HGR Regulations in all material aspects with respect to the Compounds and Products. To the extent required by Applicable Law, Genrix or its Affiliates has received HGR Approval for all activities with respect to any Compound or Product, or any Data or other information or samples with respect to either of the foregoing, that require HGR Approval;
(x)
neither Genrix nor any of its Affiliates is (i) state-owned, (ii) nor are Genrix Technologies subject to any state-owned assets administrations or other authorities with similar functions with respect to the administration and control of state-owned assets;
(y)
To Genrix’s Knowledge, neither Genrix, its Affiliates nor any of its or their respective contractors or representatives, including its or their officers, employees, consultants performing work with respect to Compounds or Products and directors, or any Person having a controlling interest in Genrix or its Affiliates is or has been (i) a Person determined to be subject to trade or financial sanctions or export control restrictions under the laws and regulations of the United Nations, the United States, the European Union or its Member States, the United Kingdom or any country or other jurisdiction whose laws are applicable to this Agreement, including Persons designated on the U.S. Department of the Treasury, Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons (“SDN List”), the U.S. Department of Commerce’s Entity List, Denied Persons List or Unverified List, the UN Financial Sanctions Lists, the EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, the UK HM Treasury Consolidated Lists of Financial Sanctions Targets and other applicable restricted parties’ lists; (ii) incorporated or headquartered in, organized under the laws of, or ordinarily resident or located in, a country or territory subject to comprehensive U.S. sanctions (which, as of the Effective Date, are Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine) (each, a “Sanctioned Territory”) or part of the Government of Venezuela or (iii) directly or indirectly owned or controlled by or acting for or on behalf of such persons in clause (i) or clause (ii) (together clauses (i), (ii) and (iii), “Restricted Persons”);
(z)
Genrix and its Affiliates have taken reasonable measures to procure their employees to comply with all Applicable Law in all material aspects, including applicable local anti-bribery and anti-corruption laws and regulations;
(aa)
Genrix and its Affiliates have complied with all Applicable Law in all material respects, including applicable local and international anti-bribery, anti-corruption laws, sanctions and export control laws and regulations;
(bb)
each patient or other participant in Genrix’s [***] Phase 1 Clinical Trial [***] or Phase 2 Clinical Trial [***] has executed the applicable Phase 1 Clinical Trial or Phase 2 Clinical Trial version of the informed consent form Made Available to Cullinan;
(cc)
the Processing of Personal Data by Genrix and its Affiliates (including any transfer of Personal Data across national borders) in connection with the Compounds and Products is and has been in compliance with Data Security and Privacy Laws in all material aspects in the Genrix Territory, all privacy related consents and notices that apply to the Compounds and Products, and the requirements of any contract or codes of conduct to which Genrix is a party (“Privacy and Security Obligations”). Except to the extent disclosure is to be made outside of PRC (but without prejudice to Genrix’s obligations under Section 14.4(c) and Section 14.4(g)), Genrix has provided all necessary notices, has obtained and continues to maintain all required consents, sufficient in scope and on sufficient terms, related to research participants and all other relevant individuals, each in accordance with Data Security and Privacy Laws, and has an appropriate legal basis under Data Security and Privacy Laws to Process all Personal Data in connection with (a) this Agreement, (b) the disclosure and transfer of all applicable Personal Data to Cullinan pursuant to this Agreement, and (c) the Compounds or Products. Genrix has developed, implemented and maintains an adequate compliance program, and all necessary policies and procedures, third party vendor management, and training programs, each in accordance with Data Security and Privacy Laws, to ensure ongoing compliance with the Privacy and Security Obligations. Genrix has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Data collected by it or on its behalf from and against unauthorized Processing, each in accordance with all prevailing requirements under Data Security and Privacy Laws. Genrix is and has complied in all material respects with all Privacy and Security Obligations relating to data breach reporting and notification obligations;
(dd)
the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated hereunder complies with the Privacy and Security Obligations. Except to the extent provided outside of China (but without prejudice to Genrix’s obligations under Section 14.4(c) and Section 14.4(g)), Genrix has the full right and authority to provide to Cullinan the Personal Data Processed by Genrix in connection with the Compounds and Products for the purposes contemplated in this Agreement;
(ee)
(i) the GR-1803 drug substance and drug product, set forth on Schedule 6.2 (Supplied GR-1803) has been Manufactured in accordance with, and conforms to, any applicable Product specifications (as reflected in the applicable IND), and (ii) Genrix has received a Certificate of Conformance (or a Certificate of Conformity, a Certificate of Confirmation, a Certificate of Compliance or other substantively equivalent certificate) from its respective contract manufacturer with respect thereto; and
(ff)
the representations and warranties of Genrix in this Agreement, and the information, documents and materials Made Available to Cullinan, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) willfully omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.
14.3
No Reliance. Each Party, together with and on behalf of its Affiliates, and its and their respective representatives, hereby disclaims reliance on, and acknowledges it is not relying upon, any statements, representations or warranties that may have been made by any Person, including with respect to the Development, Manufacture, Commercialization or other Exploitation of Compounds or Products by or on behalf of either Party or its Affiliates following the Effective Date, except for the representations and warranties of each Party expressly set forth in this Article 14 (Representations, Warranties and Covenants).
14.4
Covenants of Genrix. Genrix covenants to Cullinan and agrees that:
(a)
Genrix will update Exhibit A as necessary from time to time to reflect the then-current Product-Specific Patents (other than [***] Patents), [***] Patents and Other Genrix Patents;
(b)
Genrix will not, and will cause its Affiliates not to, incur or permit to exist any Encumbrance with respect to the Genrix Patents or Genrix Know-How which is or would be inconsistent with the terms and conditions of, including the grant of rights to Cullinan under this Agreement, nor shall Genrix assign its right, title or interest in or to any of the Genrix Patents or Genrix Know-How to any Third Party;
(c)
Genrix will use Commercially Reasonable Efforts, and act in good faith, to complete and maintain all necessary filings, and to obtain all necessary consents and approvals to provide and disclose all Data or other information generated in the Genrix Territory (including all Data or other information generated or arising from the Genrix AID Trial Activities) to Cullinan in accordance with Applicable Law in all material respects and its obligations under this Agreement;
(d)
Genrix shall use Commercially Reasonable Efforts to cause each hospital or other Third Party conducting a Clinical Trial of the Product on behalf of Genrix or its Affiliate (other than the Genrix AID Trial, which is addressed in Section 14.7 (HGR Approvals)) to fulfill the prior reporting and back-up obligation with the applicable Governmental Authority for the provision or open use of any HGR information (人类遗传资源信息, as defined under HGR Regulations) in accordance with the HGR Regulations, and use Commercially Reasonable Efforts to ensure that Cullinan and its Affiliates have the right to use and reference any such human genetic related information generated in connection with such

Clinical Trial to the extent necessary for the Development or seeking and obtaining Regulatory Approval for the Product in the Territory;
(e)
Genrix will (i) comply in all material aspects with any restrictions concerning the export of products or technical information or Data in connection with the performance of this Agreement by Genrix from the United States or other countries that may be imposed on Genrix and its Affiliates from time to time, and (ii) not export, directly or indirectly, any technical information or Data acquired from Cullinan under this Agreement or any products using such technical information or Data under this Agreement to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority in accordance with Applicable Law;
(f)
Genrix and its Affiliates will not employ or otherwise engage any Restricted Person and will promptly notify Cullinan, and take all measures reasonably requested by Cullinan, if any of Genrix, its Affiliates, any of its or their respective contractors or representatives, including its or their officers, employees, consultants performing work pursuant to this Agreement and directors, or any Person having a controlling interest in Genrix or its Affiliates, is or becomes a Restricted Person;
(g)
[***]; and
(h)
[***].
14.5
Covenants of the Parties. Each Party covenants to the other Party and agrees that:
(a)
if it becomes aware that it or its employee, agent or subcontractor who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any of the three (3) FDA Clinical Investigator Restriction Lists, it will provide written notice of this to the other Party within [***] of its becoming aware of this fact;
(b)
it will establish and maintain during the Term an internal compliance program under which each Party’s (or its Affiliates’) employees are required to comply with all Applicable Law in all material aspects, including applicable anti-bribery and anti-corruption laws and regulations in its Respective Territory;
(c)
in the event the consummation of this Agreement and the transactions contemplated herein require either Party to transfer Personal Data, or any other categories of information or Data which may be subject to restrictions on cross-border transfers pursuant to Data Security and Privacy Laws, across national borders, such Party shall ensure the lawful export of such Personal Data or other information or Data, the terms of which may be outlined in a separate agreement between the Parties or their respective Affiliates (which agreement, including a joint controller agreement or controller-processor agreement, the Parties or their respective Affiliates will enter into upon the reasonable request of the other Party); and
(d)
without limiting any other provision in this Agreement, to the extent required for the collection, use, transfer, storage or processing of Data or any human biological samples related thereto (i) among such Party, its Affiliates or subcontractors pursuant to this Agreement, or (ii) by such Party to the other Party or its designee, during the Term, in each case ((i) and (ii)) as contemplated under this Agreement, to the extent permitted by Applicable Law, such Party shall obtain or assist the other Party in obtaining, as applicable, at the cost and expense of the other Party, all requisite governmental authority approvals, including applicable HGR Approval(s) (which shall be sufficiently broad to cover all such transfer and sharing of Data, information, Regulatory Documentation and samples contemplated hereunder).
14.6
Chinese Regulatory Procedures. Cullinan shall reasonably cooperate with Genrix in complying with and completing all filings, registrations, or other necessary procedures required under Applicable Law in connection with the import and export of the Genrix Technology as well as cross-border transfer of Data pursuant to provisions contemplated under this Agreement, including any filings required under the Administrative Regulations on Technology Import and Export (技术进出口管理条例) and other Applicable Law of the PRC governing technology import and export and Data cross-border transfer (the “Chinese Regulatory Procedures”). Genrix shall, at its cost and expense, be responsible for preparing any documents required for the Chinese Regulatory Procedures, and shall not submit any of such documents to the applicable Governmental Authority without the prior consent of Cullinan. Without limiting the foregoing, Genrix shall only disclose information relating to Cullinan or this Agreement necessary to meet the minimum requirements under the Applicable Law of the PRC.
14.7
HGR Approvals. Genrix shall prepare the initial draft of an HGR Filing for the Genrix AID Trial (the “Genrix AID Trial HGR Filing”) and provide such draft to Cullinan for its review and comment within [***] days of the Effective Date, provided, that Cullinan has provided to Genrix all Cullinan-Controlled information necessary to prepare such initial draft. Genrix shall incorporate all reasonable comments received from Cullinan regarding the Genrix AID Trial HGR Filing and, no later than [***] Business Days after [***], shall submit such revised HGR Filing to the applicable Governmental Authority. Each Party will cooperate to furnish the other Party with any and all information required to prepare and submit the Genrix AID Trial HGR Filing. Genrix will promptly inform Cullinan of any material oral communication with, and provide copies of material written communications with, any Governmental Authority regarding such Genrix AID Trial HGR Filing. Genrix will not independently participate in any formal meeting with any Governmental Authority in connection with the Genrix AID Trial HGR Filing without giving Cullinan and its legal advisers prior notice and, to the extent permitted, the opportunity to attend and participate. Genrix will permit Cullinan or its counsel to review in advance, and in good faith consider the views of Cullinan or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given to any Governmental Authority in connection with the Genrix AID Trial HGR Filing. Genrix will provide to Cullinan the HGR Approval corresponding to the Genrix AID Trial HGR Filing promptly after Genrix’s receipt thereof. Notwithstanding anything to the contrary herein, without Cullinan’s prior consent, Genrix and its Affiliates shall not initiate or otherwise conduct the Genrix AID Trial prior to obtaining HGR Approval with respect thereto. Each Party will be responsible for the costs and expenses of its own legal and other advisers in preparing and submitting the Genrix AID Trial HGR Filing and otherwise in connection with obtaining HGR Approval with respect thereto.
14.8
Standard Contract. Without limiting Section 14.4(c), Genrix shall duly apply for filing of a Standard Contract (and all other relevant application documents) with the applicable Regulatory Authority to enable the provision of all Personal Data arising from the Genrix AID Trial, Genrix’s [***] Phase 1 Clinical Trial [***] and Phase 2 Clinical Trial [***] to Cullinan under this Agreement (including pursuant to Section 5.1(b)(ii) (Reports; Data Packages) and Section 5.2(f) (Provision of Data) in the territory of the United States in accordance with its other obligations under this Agreement, and in a form reasonably acceptable to Cullinan. Genrix shall make such a filing (i) no later than [***] days after the Effective Date (in the case of Personal Data arising from the Genrix AID Trial) and (ii) no later than [***] months after the Effective Date (in the case of all other such Personal Data). If Genrix elects to file a bundled Standard Contract that covers Personal Data arising from the Genrix AID Trial and one or more other Clinical Trials, Genrix shall submit such bundled filing no later than the earliest applicable deadline described in subclauses (i) and (ii) above for any of the Personal Data included in such filing. Genrix shall use Commercially Reasonable Efforts, acting in good faith, to obtain the appliable Regulatory Authority’s acceptance of such application(s), in as close to the submitted form as is reasonably practicable, as soon as reasonably practicable, and shall not withdraw or materially revise such application(s) without Cullinan’s prior written approval. Cullinan shall provide all reasonable assistance to Genrix, at Genrix’s request, in the preparation of such application(s) for filing of the requisite Standard Contract, including providing necessary information required by the applicable Regulatory Authority to complete the Standard Contract and to advance the application(s).
14.9
Anti-Bribery and Anti-Corruption Compliance. Each Party and its Affiliates represents, warrants and covenants to the other Party that it (a) has complied and shall comply with all Applicable Law governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and UK Bribery Act) and (b) have not and shall not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value).
14.10
No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 14 (REPRESENTATIONS, WARRANTIES AND COVENANTS), (A) NO REPRESENTATION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF CULLINAN OR GENRIX; AND (B) ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED, INCLUDING ANY REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
15.
INDEMNIFICATION; LIABILITY; INSURANCE
15.1
Indemnification by Genrix. Genrix shall indemnify, defend and hold Cullinan, its Affiliates, Sublicensees and Distributors and its and their respective officers, directors, employees, consultants and agents (“Cullinan Indemnitees”) harmless from and against any Losses arising out of any Claim brought against any of them by a Third Party to the extent arising or resulting from:
(a)
the Exploitation of Compounds, Products or Reversion Products, whether before the Effective Date, during the Term or after termination of this Agreement, by or on behalf of Genrix or its Affiliates or its or their permitted Genrix licensees anywhere in the world;
(b)
the gross negligence or willful misconduct of Genrix or any of its Affiliates in connection with Genrix’s performance of its obligations or exercise of its rights under this Agreement; or
(c)
the breach of any of the covenants, representations or warranties made by Genrix to Cullinan under this Agreement;

provided, however, that Genrix shall not be obliged to so indemnify, defend and hold harmless the Cullinan Indemnitees for any Claims for which Cullinan has an obligation to indemnify Genrix Indemnitees pursuant to Section 15.2 (Indemnification by Cullinan) or to the extent that such Losses arise from the breach, negligence or willful misconduct of Cullinan or the Cullinan Indemnitee.

15.2
Indemnification by Cullinan. Cullinan shall indemnify, defend and hold Genrix, its Affiliates, and its sublicensees, and its and their respective officers, directors, employees, consultants and agents (“Genrix Indemnitees”) harmless from and against any Losses arising out of any Claim brought against any of them by a Third Party to the extent arising or resulting from:
(a)
the Exploitation of the Compounds or Products during the Term by or on behalf of Cullinan or its Affiliates or Sublicensees;

(b)
the gross negligence or willful misconduct of Cullinan or any of its Affiliates or Sublicensees in connection with Cullinan’s performance of its obligations or exercise of its rights under this Agreement; or
(c)
the breach of any of the covenants, representations or warranties made by Cullinan to Genrix under this Agreement;

provided, however, that Cullinan shall not be obliged to so indemnify, defend and hold harmless the Genrix Indemnitees for any Claims for which Genrix has an obligation to indemnify Cullinan Indemnitees pursuant to Section 15.1 (Indemnification by Genrix) or to the extent that such Losses arise from the breach, negligence or willful misconduct of Genrix or the Genrix Indemnitee.

15.3
Indemnification Procedure.
(a)
All indemnification claims in respect of a Cullinan Indemnitee or Genrix Indemnitee shall be made solely by Cullinan or Genrix, respectively.
(b)
A Party seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after learning of the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Claim and any Losses related thereto (to the extent that the nature and amount of such Loss is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of any Losses and Claims.
(c)
Subject to the provisions of Sections 15.3(c) and 15.3(d), the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within [***] days after receipt of the Indemnification Claim Notice to assume the defense and handling of such Claim, at the Indemnifying Party’s expense, in which case the provisions of Section 15.3(d) below shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any reasonably incurred and documented costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Claim. If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] days after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of this Section 15.3(c) shall govern.
(d)
Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its expense. In particular, the Indemnified Party shall furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, such Party’s indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.
(e)
If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 15.3(c) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, upon written notice to the Indemnifying Party and at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request and at the Indemnifying Party’s expense, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its expense.
15.4
Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims or potential Losses under this Article 15 (Indemnification; Liability; Insurance). Nothing in this Agreement shall or shall be deemed to relieve either Party of any common law or other duty to mitigate any Losses incurred by it.
15.5
Special, Indirect and Other Damages. EXCEPT FOR (A) CLAIMS ARISING OUT OF A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD UNDER THIS AGREEMENT, (B) A PARTY’S BREACH OF SECTION 2.4 (EXCLUSIVITY) OR ARTICLE 10 (INTELLECTUAL PROPERTY RIGHTS), OR (C) CLAIMS ARISING OUT OF A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ECONOMIC LOSS OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 15 (INDEMNIFICATION; LIABILITY; INSURANCE).

15.6
Certain Clarifications.
(a)
Neither Party shall exclude or limit any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.
(b)
Section 8.4 (Treatment of Payments) will not limit the damages which may be recoverable in the event of a breach of this Agreement to the extent such breach and damages are determined through resolution of a Dispute in accordance with Section 17.6 (Dispute Resolution).
15.7
Insurance. Each Party shall procure and maintain at its own cost, with financially stable and reputable insurers, adequate insurance protection that is usual and customary for its respective business operations and reasonably necessary to cover its actual and potential insurable liabilities arising out of the Exploitation of Compounds or Products or otherwise under this Agreement, including, where applicable, Clinical Trial insurance. Any deductible associated with a Party’s insurance policy is the responsibility of that Party and cannot be passed on to the other Party. Genrix acknowledges that Cullinan may fulfill this obligation by means of self-insurance to the same extent, where permitted by law.
16.
PUBLICATIONS AND PUBLICITY
16.1
Publications.
(a)
During the Term, Genrix shall not make any scientific publication, presentation, or other scientific disclosure relating to Compounds or Products, including the results of any Clinical Trial (in summary or other form) (collectively, “Publications”) without first submitting copies of each such proposed Publication to Cullinan at least [***] days in advance of submitting such proposed Publication to a publisher or other Third Party. Cullinan shall have the right to review and comment on each such proposed Publication. Without limiting the foregoing, Cullinan shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. Genrix shall redact or otherwise modify the proposed Publication to remove any such Cullinan Confidential Information and otherwise incorporate Cullinan’s reasonable comments. Genrix will provide the final manuscript of the proposed Publication to Cullinan prior to release. If Cullinan fails to notify Genrix during the [***]-day period set forth above, Genrix may proceed with the proposed Publication. Without limiting the foregoing, at the request of Cullinan provided within such [***]-day period, any proposed Publication will be delayed up to [***] days to enable Cullinan to secure adequate intellectual property protection of its confidential information or other Know-How that would otherwise be affected by such proposed Publication, including to draft and file one or more patent applications with respect to any subject matter to be made public in such Publication.
(b)
For the avoidance of doubt and during the Term, Cullinan or any of its Affiliates may, without any required consent from Genrix, (i) make Publications or other public announcements as it deems appropriate in connection with the Development, Manufacture, Commercialization or other Exploitation of Compounds or Products under this Agreement, and (ii) publish or have published information about Clinical Trials related to the Products, including the results of such Clinical Trials; provided, that (A) Cullinan shall provide Genrix with any Publication at least [***] days before its intended submission for publication and (B) Cullinan shall not include any Confidential Information of Genrix in any such Publications, public announcements, or published information without Genrix’s prior written consent.

16.2
Publicity.
(a)
Uses of Names and Trademark. Subject to Section 16.2(c) (Securities Filings and Other Disclosures), neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or any of its Affiliates in any press release, publication or other form of public disclosure without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, each Party shall be entitled to use the name of the other Party to the extent necessary or useful on its website or in collateral materials, slide decks, corporate overviews and other similar documents or other materials as reasonably necessary to accurately describe the Parties’ arrangement hereunder.
(b)
Press Releases or Other Public Statements. Subject to Section 16.2(c) (Securities Filings and Other Disclosures), each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party; provided, however, that (i) in connection with soliciting such consent, the issuing Party shall provide the other Party at least [***] Business Days to review and provide comments to any such press release or public statement proposed by the issuing Party under this sentence and (ii) subject to Section 16.1 (Publications), each Party may issue press releases and other public statements as it deems appropriate regarding its activities in connection with the Development, Manufacture, Commercialization or other Exploitation of Compounds or Products under this Agreement (provided, further, that such Party will provide the other Party at least [***] Business Days to review and provide comments to any such press release or other public statement and will consider in good faith any timely comments received). For clarity, any press release or other public statement that relates to or discloses the Genrix AID Trial or Data arising therefrom shall be governed by Section 16.1 (Publications).
(c)
Securities Filings and Other Disclosures. Notwithstanding the other provisions of this Agreement (other than Section 16.4 (Filing of this Agreement in the PRC)), each Party may make any disclosure otherwise restricted by this Agreement that it reasonably determines is required by Applicable Law or the rules of a securities exchange on which the securities of the disclosing Party are listed, including those of the Shanghai Stock Exchange and the U.S. Securities and Exchange Commission, in accordance with this Section 16.2(c) (Securities Filings and Other Disclosures). In the event that a Party reasonably determines that it is required by Applicable Law or the rules of a securities exchange on which its securities are listed to make such a public disclosure, such Party shall use reasonable efforts to provide a draft of such disclosure to the other Party at least [***] Business Days (or, if not feasible under Applicable Law, as soon as reasonably practicable) in advance of making such public disclosure for review and comment by such other Party; provided, that if such required disclosure involves filing or submitting a copy of this Agreement to a Governmental Authority or securities exchange, the disclosing Party shall use reasonable efforts to provide a draft of the Agreement proposed to be filed or submitted (appropriately redacted in the disclosing Party’s reasonable discretion) to the other Party at least [***] Business Days (or, if not feasible under Applicable Law, as soon as reasonably practicable) in advance of making such filing or submission for review and comment by such other Party. The Party proposing to make the disclosure shall consider in good faith any comments of the other Party received on a timely basis related to such disclosure.

16.3
Prior Disclosures. Notwithstanding anything in Section 16.1 (Publications) or Section 16.2 (Publicity) to the contrary, either Party may, without the consent of the other Party, make Publications, press releases, public statements or other disclosures, and use the name, symbol, trademark, trade name or logo of the other Party therein, where such Publication, press release, public statement or disclosure discloses substantially the same information that has previously been the subject of a (a) Publication issued in accordance with Section 16.1 (Publications), (b) press release, public statement or other disclosure that has been consented to by the other Party or (c) disclosure pursuant to Section 16.2(c) (Securities Filings and Other Disclosures).
16.4
Filing of this Agreement in the PRC. Notwithstanding anything to the contrary in this Agreement, if this Agreement or any terms hereof is required to be filed or registered with any Governmental Authority in the PRC in accordance with Applicable Law, including for the purpose of enabling the payments of upfront, milestones, royalties and any other payments between the Parties, or to exercise, enforce and enjoy all of the rights and obligations contained in this Agreement or any amendment thereto, Genrix shall notify Cullinan of such filing or registration requirement, provide to Cullinan any such proposed filing or registration at least [***] days prior to the submission of such filing or registration and shall reasonably consider and in good faith incorporate any and all of Cullinan’s comments relating to such filing or registration. If either Party reasonably recommends that such filing or registration comprise an abbreviated license agreement, the Parties shall cooperate in good faith to prepare and execute such abbreviated license agreement in form and substance reasonably acceptable to Cullinan. Genrix shall not submit any abbreviated license agreement with such Governmental Authority unless and until such abbreviated license agreement is executed by each Party. The Parties acknowledge and agree that the terms and conditions of this Agreement shall control in the event of any inconsistency in, or any dispute regarding, the interpretation, applicability or enforcement of any abbreviated license agreement executed by the Parties.
17.
GENERAL PROVISIONS
17.1
Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent, except that: (a) Cullinan may assign its rights or obligations under this Agreement or any part hereof to one or more of its Affiliates; and (b) either Party may assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates. Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). Any attempted assignment in contravention of the foregoing will be null and void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
17.2
Change of Control of Genrix. Genrix (or its successor) shall provide Cullinan with written notice of any Change of Control or Government Change of Control of Genrix within [***] Business Days following the execution of a definitive agreement for such transaction.
17.3
Extension to Affiliates. Each Party shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Each Party shall remain primarily liable for any acts or omissions of its Affiliates and any breach by a Party’s Affiliate of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
17.4
Severability. Should one or more of the provisions of this Agreement become invalid, void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use commercially reasonable efforts to substitute for the invalid, void or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
17.5
Governing Law and Jurisdiction. Subject to Section 10.1(b), this Agreement shall be governed by and construed under the laws of New York, without giving effect to the conflicts of laws provision thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to the interpretation of this Agreement.
17.6
Dispute Resolution.
(a)
In the event of a Dispute (as defined in Section 17.6(b) below), either Party may refer the Dispute to the Alliance Managers for discussion and resolution. If the Alliance Managers are unable to resolve the Dispute within [***] days of the Dispute being referred to them, either Party may require that the Parties forward the matter to the Senior Officers, who shall attempt in good faith to resolve such Dispute. If the Senior Officers cannot resolve such Dispute within [***] days of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 17.6(b) below.
(b)
Subject to Section 12.4 (Cullinan Alternative Remedy), Section 13.2(a) (Reversion License) and Section 17.6(a), any dispute, controversy or claim arising out of, relating to or in any way connected with this Agreement or any term or condition thereof (other than a Reversion Compensation Dispute), including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (“Dispute”), shall be resolved solely and exclusively by final and binding arbitration conducted by a panel of [***] arbitrators in accordance with the Rules of Arbitration (“SIAC Rules”) of the Singapore International Arbitration Centre (“SIAC”). The claimant shall nominate [***] in its request for arbitration. The respondent shall nominate [***] within [***] days of the receipt of the request for arbitration. The [***] arbitrators nominated by the Parties shall together, within [***] days of the appointment of the [***], select [***] as the chairman of the arbitration panel. If any of the [***] arbitrators are not nominated within the time prescribed above, then the SIAC shall appoint the arbitrator(s) in accordance with the SIAC Rules. The seat of the arbitration shall be Singapore, and the language of the arbitration shall be English. The arbitrators shall render their award within [***] days of the close of the proceedings. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. Decisions of the panel of arbitrators shall be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction.
(c)
Nothing in this Section 17.6 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party without the necessity of posting bond.
(d)
Unless both Parties provide their prior written approval, the existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration shall not be disclosed to any non-party except the tribunal, the SIAC, the Parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration except to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings.

17.7
Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, shortages in supplies, energy shortages, pandemics, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder to the extent and for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use commercially reasonable efforts to resume performance of its obligations as soon as possible.
17.8
Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
17.9
Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Genrix and Cullinan, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.
17.10
Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice in accordance with this Section 17.10 (Notices)); or (c) delivered by email, upon confirmation of receipt by the recipient:

If to Genrix:

Genrix Biopharmaceutical Co., Ltd.

No.699 Maliu Ave

Ba’nan, Chongqing, 401341

Attention: [***]

Email: [***]

with a copy to:

Fangda Partners

24/F, HKRI Centre Two, HKRI Taikoo Hui

288 Shi Men Yi Road, Shanghai 200041, PRC

Attention: [***]

E-mail: [***]

If to Cullinan:

Cullinan Therapeutics, Inc.

1 Main Street

Suite 1350

Cambridge, MA 02142

Attention: [***]

Email: [***]

with a copy to:

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: [***]

Email: [***]

17.11
Further Assurances. Cullinan and Genrix hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
17.12
Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Law. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.
17.13
No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).
17.14
English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and, in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.
17.15
Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.
17.16
Entire Agreement. This Agreement, together with its Exhibits and Schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter (including the CDA). In the event of any conflict between a substantive provision of this Agreement and any Exhibit or Schedule hereto, the substantive provisions of this Agreement shall prevail.
17.17
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
17.18
Cumulative Remedies. No remedy referred to in this Agreement, including the right to terminate this Agreement and the effects thereof, is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

CULLINAN THERAPEUTICS, INC. By: /s/ Nadim Ahmed Name: Nadim Ahmed Title: CEO	CHONGQING GENRIX BIOPHARMACEUTICAL CO., LTD. (重庆智翔金泰生物制药股份有限公司) By: /s/ Liu Zhigang Name: Liu Zhigang Title: Chairman, CEO, CSO

Signature Page to License Agreement

EXHIBIT A

Genrix Patents

Part 1: Product-Specific Patents (other than [***] Patents)

Country/Patent Office	Application No.	Publication No.	Filing Date
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] patents

Country/Patent Office	Application No.	Publication No.	Filing Date
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Part 3: Other Genrix Patents

[***]

Exhibit A-1

EXHIBIT B

SAMPLE INVOICE

[***]

Exhibit B-1

EXHIBIT C

[***]

Exhibit C-1

EXHIBIT D

Non-Binding, Summary Development Plan – territory

[***]

Exhibit D-1

EXHIBIT E

Non-Binding, Summary Development Plan – Genrix territory

[***]

Exhibit E-1

SCHEDULE (A)

[***]

Schedule (A)-1

SCHEDULE (B)

[***]

Schedule (B)-1

SCHEDULE (C)

LOCAL BIOPHARMACEUTICAL COMPANIES

[***]

Schedule (C)-1

SCHEDULE (D)

INITIAL GENRIX AID TRIAL PROTOCOL

[***]

Schedule (D)-1

SCHEDULE (E)

INITIAL GENRIX AID TRIAL ICF

[***]

Schedule (E)-1

SCHEDULE (F)

DATA Packages

[***]

Schedule (F)-1

Schedule 4.1

Genrix Materials

[***]

Schedule 4.1-1

Schedule 4.1(b)

Manufacturing Know-How

[***]

Schedule 4.1(b)-1

Schedule 6.2

Supplied GR-1803

[***]

Schedule 6.2-1